EXHIBIT 99.1

Corporate Office Properties Trust

SUPPLEMENTAL
INFORMATION PACKAGE
2015 | Q4

COPT

CORPORATE OFFICE PROPERTIES TRUST

Earnings Release & Supplemental Information – Unaudited
For the Quarter & Year Ended December 31, 2015

Overview:	**Section I**
Summary Description	1
Equity Research Coverage	2
Selected Financial Summary Data	3
Selected Consolidated Portfolio Data	4
Financial Statements:	**Section II**
Quarterly Consolidated Balance Sheets	5
Consolidated Statements of Operations	6–7
Consolidated Statements of FFO	8–9
Consolidated Reconciliations of AFFO	10
Consolidated Reconciliations of Adjusted EBITDA	11
Portfolio Information:	**Section III**
Consolidated Office Properties by Segment	12
NOI from Real Estate Operations and Occupancy by Property Grouping	13
Real Estate Revenues & NOI from Real Estate Operations by Segment	14
Same Office Properties Average Occupancy Rates by Segment	15
Same Office Properties Period End Occupancy Rates by Segment	15
Same Office Property Real Estate Revenues & NOI by Segment	16
Leasing – Total Office Portfolio	17–18
Lease Expiration Analysis	19–20
Top 20 Office Tenants	21
Investing Activity:	**Section IV**
Investment Activity	22
Construction, Redevelopment, Wholesale Data Center and Land	23
Summary of Construction Projects	24
Summary of Redevelopment Projects	25
Office Property Construction and Redevelopment Placed in Service	26
Summary of Land Owned/Controlled	27
Capitalization:	**Section V**
Quarterly Equity Analysis	28
Debt Analysis	29–30
Debt Maturity Schedule	31
Consolidated Joint Ventures	32
Reconciliations & Definitions:	**Section VI**
Supplementary Reconciliations of Non-GAAP Measures	33–35
Definitions	36–41
Earnings Release:	**i-x**

Please refer to the section entitled "Definitions" for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

COPT

Corporate Office Properties Trust
Summary Description

The Company: Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed office real estate investment trust (“REIT”). COPT is listed on the New York Stock Exchange under the symbol “OFC” and is a S&P MidCap 400 Company. We own, manage, lease, develop and selectively acquire office and data center properties. The majority of our portfolio is in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what we believe are growing, durable priority missions; we refer to these properties as Defense/IT Locations. We also own a complementary portfolio of traditional office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics; these properties are included in a segment referred to as Regional Office Properties. As of December 31, 2015, we derived 84% of our core portfolio annualized revenue from Defense/IT Locations and 16% from our Regional Office Properties. As of December 31, 2015, our core portfolio of 157 office properties encompassed 17.0 million square feet and was 93.9% leased. As of the same date, we also owned one wholesale data center with a critical load of 19.25 megawatts in operations, of which 17.8 were leased to tenants with further expansion rights of up to a combined 18.9 megawatts.

Management:	Investor Relations:
Roger A. Waesche, Jr., President & CEO	Stephanie M. Krewson-Kelly, VP of IR
Stephen E. Budorick, EVP & COO	443-285-5453, stephanie.kelly@copt.com
Wayne H. Lingafelter, EVP, Development & Construction	Michelle Layne, Manager of IR
Anthony Mifsud, EVP & CFO	443-285-5452, michelle.layne@copt.com

Corporate Credit Rating: BBB- (Fitch), Baa3 (Moody’s), and BBB- (S&P); All Stable Outlook

Disclosure Statement: This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values; adverse changes in the real estate markets, including, among other things, increased competition with other companies; governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases and/or a curtailment of demand for additional space by our strategic customers; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; the dilutive effects of issuing additional common shares; our ability to achieve projected results; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2014.

Corporate Office Properties Trust
Equity Research Coverage

Firm	Senior Analyst	Phone	Email

Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
Capital One Securities	Chris Lucas	571-633-8151	christopher.lucas@capitalone.com
Citigroup Global Markets	Manny Korchman	212-816-1382	emmanuel.korchman@citi.com
Cowen and Company	Tom Catherwood	646-562-1382	tom.catherwood@cowen.com
Credit Suisse	Derek van Dijkum	212-325-9752	derek.vandijkum@credit-suisse.com
Evercore ISI	Steve Sakwa	212-446-9462	steve.sakwa@evercoreisi.com
Green Street Advisors	John Bejjani	949-640-8780	jbejjani@greenstreetadvisors.com
Jefferies & Co.	Jonathan Petersen	212-284-1705	jpetersen@jefferies.com
JP Morgan	Tony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
KeyBanc Capital Markets	Craig Mailman	917-368-2316	cmailman@key.com
Mizuho Securities USA Inc.	Richard Anderson	212-205-8445	richard.anderson@us.mizuho-sc.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Michael Carroll	440-715-2649	michael.carroll@rbccm.com
Robert W. Baird & Co., Inc.	Dave Rodgers	216-737-7341	drodgers@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
SunTrust Robinson Humphrey, Inc.	Michael Lewis	212-319-5659	michael.lewis@suntrust.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Corporate Office Properties Trust
Selected Financial Summary Data
(in thousands, except per share data)

	Three Months Ended										Years Ended
SUMMARY OF RESULTS	12/31/15		9/30/15		6/30/15		3/31/15		12/31/14		12/31/15		12/31/14
Same Office Property NOI	$65,052		$65,656		$64,328		$61,565		$65,903		$256,601		$257,743
Same Office Property Cash NOI	$64,651		$64,375		$62,434		$59,802		$63,089		$251,262		$249,405
NOI from real estate operations	$85,979		$84,789		$81,788		$72,024		$77,301		$324,580		$299,912
Adjusted EBITDA	$79,718		$78,932		$75,001		$66,216		$71,083		$299,867		$278,727
Net income attributable to COPT common shareholders	$55,811		$86,248		$12,228		$9,803		$1,352		$164,090		$22,547
FFO - per NAREIT	$35,138		$134,989		$52,257		$46,567		$37,345		$268,951		$177,545
FFO - as adjusted for comparability	$55,596		$55,635		$55,789		$48,076		$50,957		$215,096		$195,437
Diluted FFO available to common share and common unit holders	$30,488		$130,241		$47,265		$41,997		$32,638		$249,454		$155,296
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$50,858		$50,684		$50,783		$43,499		$46,191		$195,824		$173,110
Diluted AFFO avail. to common share and common unit holders	$31,592		$36,570		$40,812		$37,724		$40,136		$146,698		$133,181
Per share - diluted:
EPS	$0.59		$0.91		$0.13		$0.10		$0.01		$1.74		$0.25
FFO - NAREIT	$0.31		$1.32		$0.48		$0.43		$0.34		$2.55		$1.69
FFO - as adjusted for comparability	$0.52		$0.52		$0.52		$0.45		$0.49		$2.01		$1.88
Dividend per common share	$0.275		$0.275		$0.275		$0.275		$0.275		$1.100		$1.100
Payout ratios:
Diluted FFO	88.6%		21.2%		57.2%		64.3%		81.8%		43.3%		65.8%
Diluted FFO - as adjusted for comparability	53.1%		53.3%		53.2%		62.1%		57.8%		55.2%		59.0%
Diluted AFFO	85.5%		73.9%		66.2%		71.6%		66.5%		73.7%		76.7%
Rental revenue operating margin	80.0%		77.7%		77.5%		73.3%		79.0%		77.2%		77.6%
CAPITALIZATION
Total Market Capitalization	$4,429,537		$4,394,500		$4,649,916		$5,093,091		$4,882,468
Total Equity Market Capitalization	$2,351,785		$2,273,260		$2,519,746		$3,093,469		$2,962,411
Debt, net	$2,077,752		$2,114,859		$2,123,308		$1,994,118		$1,914,036
Debt to Adjusted book	42.9%		43.4%		41.6%		40.2%		39.6%
Adjusted EBITDA interest coverage ratio	3.9	x	4.0	x	4.7	x	4.3	x	4.0	x	4.2	x	3.8	x
Adjusted EBITDA debt service coverage ratio	3.6	x	3.7	x	4.2	x	3.9	x	3.7	x	3.8	x	3.5	x
Adjusted EBITDA fixed charge coverage ratio	2.9	x	2.9	x	3.2	x	2.9	x	2.9	x	3.0	x	2.7	x
Adjusted debt to in-place adjusted EBITDA ratio	6.5	x	6.6	x	6.4	x	6.8	x	6.2	x	N/A		N/A
OTHER
Revenue from early termination of leases	$400		$159		$661		$603		$611		$1,823		$2,034
Capitalized interest costs	$1,510		$1,559		$1,950		$2,132		$1,740		$7,151		$6,065

Corporate Office Properties Trust
Selected Consolidated Portfolio Data

	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
			(1)	(1)	(1)
# of Operating Office Properties
Total Portfolio	177	183	179	178	173
Core Portfolio	157	164	172	178	173
Same Office Properties	145	145	145	145	145

% Occupied
Total Portfolio	91.6%	91.6%	92.0%	91.3%	90.9%
Core Portfolio	92.7%	91.3%	91.9%	91.3%	90.9%
Same Office Properties	90.9%	90.4%	91.1%	90.5%	90.6%

% Leased
Total Portfolio	92.7%	92.3%	92.9%	92.4%	92.4%
Core Portfolio	93.9%	92.1%	92.8%	92.4%	92.4%
Same Office Properties	92.3%	91.3%	92%	91.8%	92.2%

Square Feet of Office Properties (in thousands)
Total Portfolio	18,053	18,825	17,987	17,706	16,790
Core Portfolio	17,038	17,515	17,403	17,706	16,790
Same Office Properties	14,490	14,490	14,490	14,490	14,490

Wholesale Data Center (in megawatts (“MWs”))
Initial Stabilization Critical Load	19.25	19.25	19.25	19.25	18.00
MWs Leased (2)	17.81	17.81	17.81	17.81	6.56
MWs Operational	19.25	19.25	12.50	9	9

(1)
Amounts reported exclude the effect of properties serving as collateral for debt which was in default that we extinguished via conveyance of such properties on August 28, 2015. Effective April 1, 2014, all cash flows from such properties belong to the lender.

(2)	Leased megawatts as of December 31, 2015 included 17.81 in operations, which were leased to tenants with further expansion rights of up to a combined 18.88 megawatts.

Corporate Office Properties Trust
Quarterly Consolidated Balance Sheets
(dollars in thousands)

	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Assets
Properties, net
Operating properties, net	$2,920,529	$2,932,843	$2,896,809	$2,888,534	$2,751,488
Construction and redevelopment in progress, including land (1)	137,043	77,268	192,815	161,637	222,146
Land held (1)	292,176	337,489	329,176	327,981	323,280
Total properties, net	3,349,748	3,347,600	3,418,800	3,378,152	3,296,914
Assets held for sale	96,782	150,572	77,013	—	14,339
Cash and cash equivalents	60,310	3,840	37,074	4,429	6,077
Restricted cash and marketable securities	7,716	9,286	10,121	11,445	9,069
Accounts receivable, net	29,167	23,706	20,118	37,382	30,698
Deferred rent receivable, net	105,484	103,064	101,488	98,340	95,910
Intangible assets on real estate acquisitions, net	98,338	106,174	81,728	61,477	43,854
Deferred leasing costs, net (2)	53,868	51,509	53,611	55,365	53,927
Investing receivables	47,875	46,821	45,766	52,814	52,147
Prepaid expenses and other assets, net (2)	60,024	69,520	58,340	72,247	61,301
Total assets	$3,909,312	$3,912,092	$3,904,059	$3,771,651	$3,664,236
Liabilities and equity
Liabilities:
Debt, net (2)	$2,077,752	$2,114,859	$2,123,308	$1,994,118	$1,914,036
Accounts payable and accrued expenses	91,755	98,551	155,989	138,214	123,035
Rents received in advance and security deposits	37,148	34,504	27,371	31,551	31,011
Dividends and distributions payable	30,178	30,182	30,178	30,174	29,862
Deferred revenue associated with operating leases	19,758	20,113	15,179	14,697	13,031
Interest rate derivatives	3,160	5,844	3,121	4,282	1,855
Other liabilities	13,779	8,524	11,866	9,990	12,105
Total liabilities	2,273,530	2,312,577	2,367,012	2,223,026	2,124,935
Redeemable noncontrolling interests	19,218	19,608	19,414	18,895	18,417
Equity:
COPT’s shareholders’ equity:
Preferred shares at liquidation preference	199,083	199,083	199,083	199,083	199,083
Common shares	945	945	946	945	933
Additional paid-in capital	2,004,507	2,002,730	2,000,775	1,999,708	1,969,968
Cumulative distributions in excess of net income	(657,172)	(686,986)	(747,234)	(733,459)	(717,264)
Accumulated other comprehensive loss	(2,838)	(5,823)	(3,141)	(3,947)	(1,297)
Total COPT’s shareholders’ equity	1,544,525	1,509,949	1,450,429	1,462,330	1,451,423
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	52,359	50,992	48,707	49,168	51,534
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	10,880	10,166	9,697	9,432	9,127
Total noncontrolling interests in subsidiaries	72,039	69,958	67,204	67,400	69,461
Total equity	1,616,564	1,579,907	1,517,633	1,529,730	1,520,884
Total liabilities, redeemable noncontrolling interest and equity	$3,909,312	$3,912,092	$3,904,059	$3,771,651	$3,664,236
(1) Please refer to pages 23-25 and 27 for detail.
(2) Prior period amounts include retrospective adjustments to reclassify net deferred financing costs in connection with new accounting guidance adopted in the current period.

Corporate Office Properties Trust
Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	12/31/15	12/31/14
Revenues
Rental revenue	$107,514	$109,080	$105,508	$98,238	$97,822	$420,340	$386,396
Tenant recoveries and other real estate operations revenue	26,963	24,606	22,683	24,472	22,791	98,724	93,329
Construction contract and other service revenues	8,848	17,058	42,172	38,324	26,358	106,402	106,748
Total revenues	143,325	150,744	170,363	161,034	146,971	625,466	586,473
Expenses
Property operating expenses	48,498	48,897	46,418	50,681	43,334	194,494	179,934
Depreciation and amortization associated with real estate operations	36,237	38,403	33,786	31,599	31,358	140,025	136,086
Construction contract and other service expenses	7,773	16,132	41,293	37,498	24,705	102,696	100,058
Impairment losses	19,744	2,307	1,238	—	48	23,289	1,416
General and administrative expenses	6,609	5,783	5,884	6,250	7,206	24,526	24,841
Leasing expenses	1,888	1,656	1,650	1,641	1,706	6,835	6,953
Business development expenses and land carry costs	2,521	5,573	2,623	2,790	1,466	13,507	5,573
Total operating expenses	123,270	118,751	132,892	130,459	109,823	505,372	454,861
Operating income	20,055	31,993	37,471	30,575	37,148	120,094	131,612
Interest expense	(22,347)	(24,121)	(21,768)	(20,838)	(23,286)	(89,074)	(92,393)
Interest and other income	1,300	692	1,242	1,283	1,148	4,517	4,923
(Loss) gain on early extinguishment of debt	(402)	85,745	(65)	(3)	(9,106)	85,275	(9,552)
(Loss) income from continuing operations before equity in income of unconsolidated entities and income taxes	(1,394)	94,309	16,880	11,017	5,904	120,812	34,590
Equity in income of unconsolidated entities	10	18	9	25	23	62	229
Income tax expense	(46)	(48)	(50)	(55)	(53)	(199)	(310)
(Loss) income from continuing operations	(1,430)	94,279	16,839	10,987	5,874	120,675	34,509
Discontinued operations	—	—	394	(238)	22	156	26
(Loss) income before gain on sales of real estate	(1,430)	94,279	17,233	10,749	5,896	120,831	34,535
Gain on sales of real estate	64,047	15	(1)	3,986	41	68,047	10,671
Net income	62,617	94,294	17,232	14,735	5,937	188,878	45,206
Net income attributable to noncontrolling interests
Common units in the Operating Partnership	(2,172)	(3,357)	(476)	(398)	(64)	(6,403)	(1,006)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(660)	(660)
Other consolidated entities	(916)	(972)	(810)	(817)	(804)	(3,515)	(3,285)
Net income attributable to COPT	59,364	89,800	15,781	13,355	4,904	178,300	40,255
Preferred share dividends	(3,553)	(3,552)	(3,553)	(3,552)	(3,552)	(14,210)	(15,939)
Issuance costs associated with redeemed preferred shares	—	—	—	—	—	—	(1,769)
Net income attributable to COPT common shareholders	$55,811	$86,248	$12,228	$9,803	$1,352	$164,090	$22,547

Corporate Office Properties Trust Consolidated Statements of Operations (continued) (in thousands, except per share data)

	Three Months Ended					Years Ended
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	12/31/15	12/31/14
For diluted EPS computations:
Numerator for diluted EPS
Net income attributable to common shareholders	$55,811	$86,248	$12,228	$9,803	$1,352	$164,090	$22,547
Dividends on dilutive convertible preferred shares	—	372	—	—	—	—	—
Common units in the Operating Partnership	—	—	—	—	—	6,403	—
Amount allocable to share-based compensation awards	(230)	(369)	(113)	(122)	(100)	(706)	(432)
Numerator for diluted EPS	$55,581	$86,251	$12,115	$9,681	$1,252	$169,787	$22,115
Denominator:
Weighted average common shares - basic	94,164	94,153	94,128	93,199	90,752	93,914	88,092
Dilutive convertible preferred shares	—	434	—	—	—	—	—
Common units in the Operating Partnership	—	—	—	—	—	3,692	—
Dilutive effect of share-based compensation awards	—	21	35	198	196	61	171
Weighted average common shares - diluted	94,164	94,608	94,163	93,397	90,948	97,667	88,263
Diluted EPS	$0.59	$0.91	$0.13	$0.10	$0.01	$1.74	$0.25

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands)

	Three Months Ended					Years Ended
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	12/31/15	12/31/14
Net income	$62,617	$94,294	$17,232	$14,735	$5,937	$188,878	$45,206
Real estate-related depreciation and amortization	36,237	38,403	33,786	31,599	31,358	140,025	136,086
Impairment losses on previously depreciated operating properties (1)(2)	331	2,307	1,239	233	48	4,110	1,370
Gain on sales of previously depreciated operating properties (2)	(64,047)	(15)	—	—	2	(64,062)	(5,117)
FFO - per NAREIT (3)	35,138	134,989	52,257	46,567	37,345	268,951	177,545
Operating property acquisition costs	32	2,695	361	1,046	—	4,134	—
Gain on sales of non-operating properties, net of associated income tax	—	—	1	(3,986)	(43)	(3,985)	(5,578)
Impairment losses on non-operating properties, net of associated income tax	19,413	—	—	—	—	19,413	49
Valuation allowance on tax asset associated with FFO comparability adjustments	—	—	—	—	—	—	—
Loss on interest rate derivatives	386	—	—	—	—	386	—
Loss (gain) on early extinguishment of debt (2)	402	(85,745)	(315)	3	9,106	(85,655)	9,668
Issuance costs associated with redeemed preferred shares	—	—	—	—	—	—	1,769
Add: Negative FFO of properties conveyed to extinguish debt in default	—	2,766	3,419	4,271	3,493	10,456	10,928
Demolition costs on redevelopment properties	225	930	66	175	—	1,396	—
Executive transition costs	—	—	—	—	1,056	—	1,056
FFO - as adjusted for comparability (3)	$55,596	$55,635	$55,789	$48,076	$50,957	$215,096	$195,437

Weighted Average Shares for period ended:
Common Shares Outstanding	94,164	94,153	94,128	93,199	90,752	93,914	88,092
Dilutive effect of share-based compensation awards	—	21	35	198	196	61	171
Common Units	3,677	3,679	3,680	3,732	3,846	3,692	3,897
Dilutive convertible preferred shares (4)	—	434	—	—	—	—	—
Dilutive noncontrolling interests - preferred units in the Operating Partnership (4)	—	176	—	—	—	—	—
Denominator for diluted FFO per share	97,841	98,463	97,843	97,129	94,794	97,667	92,160
Antidilutive preferred securities for diluted FFO, as adjusted for comparability (4)	—	(610)	—	—	—	—	—
Denominator for diluted FFO per share, as adjusted for comparability	97,841	97,853	97,843	97,129	94,794	97,667	92,160
Weighted average common units	(3,677)	(3,679)	(3,680)	(3,732)	(3,846)	—	(3,897)
Dilutive convertible preferred shares	—	434	—	—	—	—	—
Denominator for diluted EPS	94,164	94,608	94,163	93,397	90,948	97,667	88,263

(1) Please see reconciliations on pages 33 through 35.
(2) Includes continuing and discontinued operations.
(3) Please refer to the section entitled “Definitions” for a definition of this measure.
(4) These securities were dilutive for Diluted FFO purposes but antidilutive for Diluted FFO as adjusted for comparability purposes.

Corporate Office Properties Trust
Consolidated Statements of FFO
(in thousands)

	Three Months Ended					Years Ended
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	12/31/15	12/31/14
NOI from real estate operations (1)
Real estate revenues	$134,477	$133,686	$128,195	$122,710	$120,611	$519,068	$479,711
Real estate property operating expenses	(48,498)	(48,897)	(46,407)	(50,686)	(43,310)	(194,488)	(179,799)
NOI from real estate operations	85,979	84,789	81,788	72,024	77,301	324,580	299,912
General and administrative expenses	(6,609)	(5,783)	(5,884)	(6,250)	(7,206)	(24,526)	(24,841)
Leasing expenses	(1,888)	(1,656)	(1,650)	(1,641)	(1,706)	(6,835)	(6,953)
Business development expenses and land carry costs	(2,521)	(5,573)	(2,623)	(2,790)	(1,466)	(13,507)	(5,573)
NOI from construction contracts and other service operations	1,075	926	879	826	1,653	3,706	6,690
Impairment losses on non-operating properties	(19,413)	—	—	—	—	(19,413)	(49)
Equity in income of unconsolidated entities	10	18	9	25	23	62	229
Interest and other income	1,300	692	1,242	1,283	1,148	4,517	4,923
(Loss) gain on early extinguishment of debt	(402)	85,745	315	(3)	(9,106)	85,655	(9,668)
Gain on sales of non-operating properties	—	—	(1)	3,986	43	3,985	5,578
Total interest expense	(22,347)	(24,121)	(21,768)	(20,838)	(23,286)	(89,074)	(92,393)
Income tax expense	(46)	(48)	(50)	(55)	(53)	(199)	(310)
FFO - per NAREIT (1)	35,138	134,989	52,257	46,567	37,345	268,951	177,545
Preferred share dividends	(3,553)	(3,552)	(3,553)	(3,552)	(3,552)	(14,210)	(15,939)
Issuance costs associated with redeemed preferred shares	—	—	—	—	—	—	(1,769)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(660)	(660)
FFO allocable to other noncontrolling interests	(817)	(1,027)	(1,072)	(670)	(867)	(3,586)	(3,216)
Basic and diluted FFO allocable to restricted shares	(115)	(541)	(202)	(183)	(123)	(1,041)	(665)
Basic FFO available to common share and common unit holders (1)	30,488	129,704	47,265	41,997	32,638	249,454	155,296
Dividends on dilutive convertible preferred shares	—	372	—	—	—	—	—
Distributions on dilutive preferred units in the Operating Partnership	—	165	—	—	—	—	—
Diluted FFO available to common share and common unit holders (1)	30,488	130,241	47,265	41,997	32,638	249,454	155,296
Operating property acquisition costs	32	2,695	361	1,046	—	4,134	—
Gain on sales of non-operating properties, net of associated income tax	—	—	1	(3,986)	(43)	(3,985)	(5,578)
Impairment losses on non-operating properties, net of associated income tax	19,413	—	—	—	—	19,413	49
Loss on interest rate derivatives	386	—	—	—	—	386	—
Loss (gain) on early extinguishment of debt (1)	402	(85,745)	(315)	3	9,106	(85,655)	9,668
Issuance costs associated with redeemed preferred shares	—	—	—	—	—	—	1,769
Add: Negative FFO of properties conveyed to extinguish debt in default (2)	—	2,766	3,419	4,271	3,493	10,456	10,928
Demolition costs on redevelopment properties	225	930	66	175	—	1,396	—
Executive transition costs	—	—	—	—	1,056	—	1,056
Diluted FFO comparability adjustments allocable to restricted shares	(88)	334	(14)	(7)	(59)	225	(78)
Dividends and distributions on antidilutive preferred securities (3)	—	(537)	—	—	—	—	—
Diluted FFO avail. to common share and common unit holders, as adj. for comparability (1)	$50,858	$50,684	$50,783	$43,499	$46,191	$195,824	$173,110
(1) Please refer to the section entitled “Definitions” for a definition of this measure.
(2) Interest expense exceeded NOI from these properties by the amounts in the statement.
(3) These securities were dilutive for Diluted FFO purposes but antidilutive for Diluted FFO as adjusted for comparability purposes.

Corporate Office Properties Trust
Consolidated Reconciliations of AFFO
(in thousands)

	Three Months Ended					Years Ended
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	12/31/15	12/31/14
Diluted FFO available to common share and common unit holders, as adjusted for comparability	$50,858	$50,684	$50,783	$43,499	$46,191	$195,824	$173,110
Straight line rent adjustments (1)	(2,614)	(5,706)	(3,788)	(1,271)	(379)	(13,379)	(1,820)
Straight line rent adjustments on properties conveyed to extinguish debt in default	—	(19)	(24)	(72)	(47)	(115)	(142)
Amortization of intangibles included in NOI	365	474	478	111	208	1,428	855
Share-based compensation, net of amounts capitalized	1,625	1,739	1,658	1,552	1,504	6,574	6,067
Amortization of deferred financing costs	1,127	1,203	1,146	990	1,020	4,466	4,666
Amortization of deferred financing costs on debt in default extinguished via conveyance of properties	—	—	—	—	—	—	(333)
Amortization of net debt discounts, net of amounts capitalized	317	321	264	264	261	1,166	920
Amortization of settled debt hedges	—	—	—	—	11	—	57
Recurring capital expenditures on properties to be held	(20,086)	(12,126)	(9,705)	(7,349)	(8,633)	(49,266)	(50,199)
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$31,592	$36,570	$40,812	$37,724	$40,136	$146,698	$133,181
Recurring capital expenditures
Tenant improvements and incentives on operating properties	$6,836	$6,374	$6,644	$4,390	$7,239	$24,244	$29,651
Building improvements on operating properties	16,674	4,223	4,543	3,203	4,974	28,643	23,432
Leasing costs for operating properties	3,518	2,547	1,485	954	1,341	8,504	8,536
Less: Nonrecurring tenant improvements and incentives on operating properties	(393)	205	(986)	(264)	(1,747)	(1,438)	(2,734)
Less: Nonrecurring building improvements on operating properties	(6,551)	(1,155)	(1,298)	(875)	(3,012)	(9,879)	(8,281)
Less: Nonrecurring leasing costs for operating properties	2	(68)	(683)	(59)	(162)	(808)	(405)
Recurring capital expenditures	$20,086	$12,126	$9,705	$7,349	$8,633	$49,266	$50,199

(1) Includes COPT’s pro rata share of straight line rent adjustments from properties held through joint ventures.

Corporate Office Properties Trust
Consolidated Reconciliations of Adjusted EBITDA
(in thousands)

	Three Months Ended					Years Ended
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	12/31/15	12/31/14
Net income	$62,617	$94,294	$17,232	$14,735	$5,937	$188,878	$45,206
Interest expense on continuing and discontinued operations	22,347	24,121	21,768	20,838	23,286	89,074	92,393
Income tax expense	46	48	50	55	53	199	310
Depreciation of furniture, fixtures and equipment	597	590	527	492	513	2,206	2,404
Real estate-related depreciation and amortization	36,237	38,403	33,786	31,599	31,358	140,025	136,086
Impairment losses	19,744	2,307	1,239	233	48	23,523	1,419
Loss (gain) on early extinguishment of debt on continuing and discont. operations	402	(85,745)	(315)	3	9,106	(85,655)	9,668
Gain on sales of operating properties	(64,047)	(15)	—	—	2	(64,062)	(5,117)
Gain on sales of non-operational properties	—	—	1	(3,986)	(43)	(3,985)	(5,578)
Net loss (gain) on investments in unconsolidated entities included in interest and other income	6	98	(52)	75	(74)	127	291
Business development expenses	1,512	1,221	1,181	861	669	4,775	2,680
Operating property acquisition costs	32	2,695	361	1,046	—	4,134	—
EBITDA from properties conveyed to extinguish debt in default	—	(15)	(843)	90	(828)	(768)	(2,091)
Demolition costs on redevelopment properties	225	930	66	175	—	1,396	—
Executive transition costs	—	—	—	—	1,056	—	1,056
Adjusted EBITDA	$79,718	$78,932	$75,001	$66,216	$71,083	$299,867	$278,727
Add back:
General, administrative and leasing expenses on continuing and discontinued operations	8,497	7,439	7,534	7,891	8,912	31,361	31,794
Land carry costs	752	727	1,015	708	797	3,202	2,893
Depreciation of FF&E	(597)	(590)	(527)	(492)	(513)	(2,206)	(2,404)
Income from construction contracts and other service operations	(1,075)	(926)	(879)	(826)	(1,653)	(3,706)	(6,690)
Interest and other income, excluding net loss/gain on investments in unconsolidated entities	(1,306)	(790)	(1,190)	(1,358)	(1,074)	(4,644)	(5,214)
Equity in income of unconsolidated entities	(10)	(18)	(9)	(25)	(23)	(62)	(229)
NOI from properties conveyed to extinguish debt in default	—	15	843	(90)	828	768	2,091
Executive transition costs	—	—	—	—	(1,056)	—	(1,056)
NOI from real estate operations	$85,979	$84,789	$81,788	$72,024	$77,301	$324,580	$299,912

Adjusted EBITDA	$79,718	$78,932	$75,001	$66,216	$71,083
Proforma NOI adjustment for mid-period property changes	(1,738)	1,309	509	1,573	—
In-place adjusted EBITDA	$77,980	$80,241	$75,510	$67,789	$71,083

Corporate Office Properties Trust
Consolidated Office Properties by Segment (1) - 12/31/2015
(square feet in thousands)

	Operational Properties (5)				Construction/Redevelopment (6)
	# of Properties	Operational Square Feet	Occupancy %	Leased %	# of Properties	Construction/Redevelopment Square Feet	Operational Square Feet (5)	Total Square Feet
Core Portfolio: (2)
Defense IT Locations: (3)
Fort Meade/Baltimore Washington (“BW”) Corridor:
National Business Park	29	3,485	97.4%	98.3%	2	336	—	336
Howard County	33	2,695	94.6%	95.0%	2	74	—	74
Other	28	1,998	89.5%	89.7%	3	114	88	202
Total Fort Meade/BW Corridor	90	8,178	94.5%	95.1%	7	524	88	612
Northern Virginia (“NoVA”) Defense/IT	13	1,934	81.9%	87.1%	2	401	—	401
Lackland AFB (San Antonio, Texas)	7	953	100.0%	100.0%	—	—	—	—
Navy Support	21	1,262	72.1%	73.9%	—	—	—	—
Redstone Arsenal (Huntsville, Alabama)	6	632	97.0%	98.9%	1	19	—	19
Data Center Shells	9	1,415	100.0%	100.0%	3	447	—	447
Total Defense/IT Locations	146	14,374	91.9%	93.1%	13	1,391	88	1,479
Regional Office (4)	11	2,664	97.1%	98.0%	—	—	—	—
Core Portfolio	157	17,038	92.7%	93.9%	13	1,391	88	1,479
Properties Held for Sale	15	658	84.7%	85.2%	—	—	—	—
Other Properties	5	357	51.8%	51.8%	—	—	—	—
Total Portfolio	177	18,053	91.6%	92.7%	13	1,391	88	1,479

(1)	The above presentation sets forth Core Portfolio data by segment followed by data for the remainder of the portfolio.

(2)	Represents Defense/IT Locations and Regional Office properties excluding properties held for sale.

(3)
Includes properties in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable priority missions.

(4)
Includes traditional office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics, as well as other properties supporting general commercial office tenants.

(5)
Number of properties includes buildings under construction or redevelopment once those buildings become partially operational. Operational square feet includes square feet in operations for a partially operational property; NOI for this property was $573,000 and cash NOI was $91,000 for the three months ended 12/31/15.

(6)
This schedule includes properties under, or contractually committed for, construction or redevelopment as of 12/31/15 and an additional property (DC-17) that became 100% leased on 1/8/16. Please refer to pages 24 and 25.

Corporate Office Properties Trust
NOI from Real Estate Operations and Occupancy by Property Grouping
(dollars and square feet in thousands)

	12/31/15
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Total Office Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Year Ended
Property Grouping			% Occupied (1)	% Leased (1)			12/31/15	12/31/15
Core Portfolio:
Same Office Properties (3)	140	14,133	91.9%	93.3%	$398,155	81.5%	$64,437	$253,739
Office Properties Placed in Service (4)	14	1,746	96.5%	96.7%	40,430	8.3%	7,867	23,891
Acquired Office Properties (5)	3	1,159	96.7%	96.7%	32,960	6.7%	5,050	11,957
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	N/A	N/A	4,220	9,188
Total Core Portfolio	157	17,038	92.7%	93.9%	471,545	96.5%	81,574	298,775
Office Properties Held for Sale (6)	15	658	84.7%	85.2%	12,251	2.5%	2,020	7,681
Disposed Office Properties	N/A	N/A	N/A	N/A	NA	N/A	1,770	15,262
Other Office Properties (Same Office)	5	357	51.8%	51.8%	4,866	1.0%	615	2,862
Total Portfolio	177	18,053	91.6%	92.7%	$488,662	100.0%	$85,979	$324,580

	12/31/15
	# of Operating Office Properties	Office Operational Square Feet			Office Property Annualized Rental Revenue (2)	Percentage of Core Portfolio Annualized Rental Revenue	NOI from Real Estate Operations for Three Months Ended	NOI from Real Estate Operations for Year Ended
Property Grouping			% Occupied (1)	% Leased (1)			12/31/15	12/31/15
Core Portfolio:
Defense/IT Locations	146	14,374	91.9%	93.1%	394,974	83.8%	65,414	249,057
Regional Office	11	2,664	97.1%	98.0%	76,571	16.2%	12,001	40,729
Wholesale Data Center and Other	N/A	N/A	N/A	N/A	NA	NA	4,159	8,989
Total Core Portfolio	157	17,038	92.7%	93.9%	$471,545	100.0%	$81,574	$298,775

(1)	Percentages calculated based on operational square feet.

(2)	Excludes annualized rental revenue from our wholesale data center, DC-6, of $21,939 as of 12/31/15.

(3)	Properties held for long-term investment owned and 100% operational since at least 1/1/14.

(4)	Newly constructed or redeveloped properties placed in service that were not fully operational by 1/1/14.

(5)	Includes properties acquired in March, April and August of 2015.

(6)	The carrying value of operating property assets held for sale as of 12/31/15 totaled $78,882.

Corporate Office Properties Trust
Real Estate Revenues, NOI and Cash NOI* by Segment
(dollars in thousands)

	Three Months Ended					Years Ended
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	12/31/15	12/31/14
Real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$61,683	$61,400	$60,007	$61,184	$58,133	$244,274	$233,764
NoVA Defense/IT	11,816	12,875	13,462	11,046	11,280	49,199	48,313
Lackland Air Force Base	12,233	9,018	9,743	8,665	9,635	39,659	34,463
Navy Support	6,840	6,886	7,186	7,265	7,670	28,177	31,335
Redstone Arsenal	3,063	3,061	2,658	2,446	3,016	11,228	10,446
Data Center Shells	5,930	5,665	5,037	5,114	4,900	21,746	18,421
Total Defense/IT locations	101,565	98,905	98,093	95,720	94,634	394,283	376,742
Regional Office	25,023	26,782	24,400	21,960	21,371	98,165	85,025
Wholesale Data Center	6,099	6,078	3,820	3,035	2,661	19,032	10,430
Other	1,790	1,921	1,882	1,995	1,945	7,588	7,514
Real estate revenues	$134,477	$133,686	$128,195	$122,710	$120,611	$519,068	$479,711

NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$41,476	$41,294	$40,527	$37,668	$39,472	$160,965	$152,940
NoVA Defense/IT	7,829	7,725	8,108	5,430	7,022	29,092	29,242
Lackland Air Force Base	4,894	4,465	4,394	3,902	3,713	17,655	14,786
Navy Support	3,686	3,599	3,796	3,867	4,507	14,948	18,759
Redstone Arsenal	2,171	2,173	1,770	1,617	2,225	7,731	7,380
Data Center Shells	5,358	5,133	4,538	4,419	4,231	19,448	16,149
Total Defense/IT locations	65,414	64,389	63,133	56,903	61,170	249,839	239,256
Regional Office	15,608	17,186	15,994	13,212	14,037	62,000	53,598
Wholesale Data Center	4,138	2,070	1,599	823	997	8,630	3,144
Other	819	1,144	1,062	1,086	1,097	4,111	3,914
NOI from real estate operations	$85,979	$84,789	$81,788	$72,024	$77,301	$324,580	$299,912

Cash NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$40,475	$40,414	$41,727	$37,458	$39,541	$160,074	$149,644
NoVA Defense/IT	8,070	6,804	6,448	4,665	7,196	25,987	29,766
Lackland Air Force Base	4,745	3,680	3,222	3,446	3,613	15,093	14,097
Navy Support	3,597	3,565	3,579	3,832	4,450	14,573	18,272
Redstone Arsenal	2,267	1,881	1,832	1,848	2,280	7,828	7,986
Data Center Shells	5,024	4,802	3,831	4,525	4,161	18,182	20,827
Total Defense/IT locations	64,178	61,146	60,639	55,774	61,241	241,737	240,592
Regional Office	15,161	15,939	14,966	13,622	14,208	59,688	52,986
Wholesale Data Center	4,011	1,952	2,206	825	984	8,994	3,041
Other	837	1,117	1,101	1,057	1,106	4,112	3,756
Cash NOI from real estate operations	$84,187	$80,154	$78,912	$71,278	$77,539	$314,531	$300,375
Straight line rent adjustments	2,254	5,217	3,446	941	56	11,858	737
Add: Amortization of deferred market rental revenue	(178)	(293)	(308)	59	4	(720)	(7)
Less: Amortization of below-market cost arrangements	(284)	(289)	(262)	(254)	(298)	(1,089)	(1,193)
NOI from real estate operations	$85,979	$84,789	$81,788	$72,024	$77,301	$324,580	$299,912
*     Includes continuing and discontinued operations.

Corporate Office Properties Trust
Same Office Properties (1) Average Occupancy Rates by Segment
(square feet in thousands)

	Number of Buildings	Rentable Square Feet	Three Months Ended					Years Ended
			12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	12/31/15	12/31/14
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	87	7,826	94.7%	94.2%	94.5%	93.9%	93.7%	94.3%	93.5%
NoVA Defense/IT	11	1,537	77.2%	76.5%	76.7%	76.1%	81.9%	76.6%	83.0%
Lackland Air Force Base	6	792	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	20	1,233	73.9%	73.3%	77.8%	82.0%	86.1%	76.7%	86.9%
Redstone Arsenal	4	442	94.5%	93.0%	87.4%	79.4%	78.8%	88.6%	80.6%
Data Center Shells	5	885	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	133	12,715	91.2%	90.8%	91.2%	90.9%	91.8%	91.0%	92.0%
Regional Office	7	1,418	96.9%	96.3%	95.7%	94.8%	95.2%	95.9%	92.0%
Core Portfolio Same Office Properties	140	14,133	91.8%	91.3%	91.6%	91.3%	92.2%	91.5%	92.0%
Other Same Office Properties	5	357	51.6%	52.6%	57.0%	56.8%	56.8%	54.5%	52.8%
Total Same Office Properties	145	14,490	90.8%	90.4%	90.8%	90.4%	91.3%	90.6%	91.1%

Corporate Office Properties Trust Same Office Properties (1) Period End Occupancy Rates by Segment (square feet in thousands)
	Number of Buildings	Rentable Square Feet
			12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Core Portfolio:
Defense/IT Locations:
Fort Meade/BW Corridor	87	7,826	94.7%	94.2%	94.7%	94.0%	93.9%
NoVA Defense/IT	11	1,537	77.3%	77.3%	77.4%	76.1%	75.7%
Lackland Air Force Base	6	792	100.0%	100.0%	100.0%	100.0%	100.0%
Navy Support	20	1,233	73.8%	73.1%	77.4%	81.9%	86.0%
Redstone Arsenal	4	442	95.8%	93.8%	91.3%	79.4%	75.6%
Data Center Shells	5	885	100.0%	100.0%	100.0%	100.0%	100.0%
Total Defense/IT Locations	133	12,715	91.3%	90.9%	91.5%	90.9%	91.1%
Regional Office	7	12,715	91.3%	96.3%	95.9%	95.4%	95.2%
Core Portfolio Same Office Properties	140	14,133	91.9%	91.4%	91.9%	91.4%	91.5%
Other Same Office Properties	5	357	51.8%	51.3%	57.4%	56.8%	56.8%
Total Same Office Properties	145	14,490	90.9%	90.4%	91.1%	90.5%	90.6%

(1)    Same office properties represent buildings owned and 100% operational since at least January 1, 2014, excluding properties held for future disposition.

Corporate Office Properties Trust
Same Office Property Real Estate Revenues, NOI and Cash NOI(1) by Segment
(dollars in thousands)

	Three Months Ended					Years Ended
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	12/31/15	12/31/14
Same office property real estate revenues
Defense/IT Locations:
Fort Meade/BW Corridor	$58,931	$58,965	$58,234	$59,448	$56,538	$235,578	$230,067
NoVA Defense/IT	8,450	8,359	8,381	8,516	9,170	33,706	36,950
Lackland Air Force Base	10,564	7,912	8,670	8,307	9,634	35,453	34,462
Navy Support	6,840	6,887	7,185	7,265	7,670	28,177	31,335
Redstone Arsenal	2,113	2,111	1,951	1,799	1,856	7,974	7,824
Data Center Shells	4,390	4,423	4,350	4,530	4,525	17,693	17,817
Total Defense/IT Locations	91,288	88,657	88,771	89,865	89,393	358,581	358,455
Regional Office	11,025	11,716	11,189	11,349	11,587	45,279	43,491
Other Properties	1,246	1,349	1,322	1,395	1,379	5,312	5,214
Same office property real estate revenues	$103,559	$101,722	$101,282	$102,609	$102,359	$409,172	$407,160
Same office property NOI
Defense/IT Locations:
Fort Meade/BW Corridor	$39,354	$39,391	$38,967	$36,575	$38,295	$154,287	$150,615
NoVA Defense/IT	5,378	5,281	5,176	4,923	6,194	20,758	23,577
Lackland Air Force Base	3,746	3,672	3,689	3,702	3,712	14,809	14,785
Navy Support	3,706	3,604	3,770	3,893	4,513	14,973	18,811
Redstone Arsenal	1,470	1,442	1,266	1,140	1,230	5,318	5,329
Data Center Shells	3,959	3,980	3,959	3,938	3,935	15,836	15,665
Total Defense/IT Locations	57,613	57,370	56,827	54,171	57,879	225,981	228,782
Regional Office	6,824	7,463	6,730	6,741	7,170	27,758	25,984
Other Properties	615	823	771	653	854	2,862	2,977
Same office property NOI	$65,052	$65,656	$64,328	$61,565	$65,903	$256,601	$257,743
Same office property cash NOI (1)
Defense/IT Locations:
Fort Meade/BW Corridor	$38,906	$39,237	$37,994	$35,698	$36,535	$151,835	$145,537
NoVA Defense/IT	5,229	5,023	4,915	4,678	5,833	19,845	23,181
Lackland Air Force Base	3,748	3,573	3,591	3,603	3,614	14,515	14,098
Navy Support	3,617	3,570	3,552	3,853	4,281	14,592	18,098
Redstone Arsenal	1,521	1,294	1,242	1,231	1,268	5,288	5,696
Data Center Shells	3,802	3,793	3,770	3,727	3,701	15,092	14,567
Total Defense/IT Locations	56,823	56,490	55,064	52,790	55,232	221,167	221,177
Regional Office	7,208	7,052	6,543	6,366	6,974	27,169	25,231
Other Properties	620	833	827	646	883	2,926	2,997
Same office property cash NOI	$64,651	$64,375	$62,434	$59,802	$63,089	$251,262	$249,405
Straight line rent adjustments	(339)	946	1,117	1,216	2,293	2,940	3,725
Add: Amortization of deferred market rental revenue	28	16	15	39	(16)	98	(89)
Less: Amortization of below-market cost arrangements	(251)	(256)	(250)	(245)	(288)	(1,002)	(1,154)
Add: Lease termination fee, gross	416	185	1,012	753	741	2,366	1,618
Add: Cash NOI on tenant-funded landlord assets	547	390	—	—	84	937	4,238
Same office property NOI	$65,052	$65,656	$64,328	$61,565	$65,903	$256,601	$257,743
Percentage change in same office property cash NOI (2)	2.48%					0.74%

(1)
In addition to excluding the effects of noncash rental revenues and property operating expenses, same office property cash NOI also excludes the effects of gross lease termination fees and revenue recognized as a result of tenant-funded landlord assets.

(2)	Represents the change between the current period and the same period in the prior year.

Corporate Office Properties Trust
Leasing - Total Office Portfolio
Quarter Ended December 31, 2015
(square feet in thousands)

	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Regional Office	Other	Total Office
Renewed Space
Leased Square Feet	331	26	39	—	24	—	419
Expiring Square Feet	346	28	53	—	41	—	468
Vacated Square Feet	15	2	13	—	17	—	48
Retention Rate (% based upon square feet)	95.6%	92.4%	74.6%	—%	57.5%	0.0%	89.7%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$14.15	$18.63	$18.26	$—	$7.97	$—	$14.46
Weighted Average Lease Term in Years	4.6	7.0	4.4	—	3.3	—	4.7
GAAP Rent Per Square Foot
Renewal GAAP Rent	$31.96	$30.81	$27.86	$—	$27.06	$—	$31.23
Expiring GAAP Rent	$27.03	$28.98	$30.19	$—	$27.24	$—	$27.46
Change in GAAP Rent	18.3%	6.3%	(7.7)%	—%	(0.7)%	0.00%	13.8%
Cash Rent Per Square Foot
Renewal Cash Rent	$30.70	$30.00	$28.34	$—	$26.63	$—	$30.20
Expiring Cash Rent	$30.46	$31.44	$32.38	$—	$26.70	$—	$30.48
Change in Cash Rent	0.8%	(4.6)%	(12.5)%	—%	(0.3)%	0.00%	(0.9)%
Average escalations per year	3.0%	2.8%	2.7%	—%	0.6%	—%	2.8%
New Leases
Development and Redevelopment Space
Leased Square Feet	89	—	—	—	—	—	89
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$68.86	$—	$—	$—	$—	$—	$68.86
Weighted Average Lease Term in Years	9.7	—	—	—	—	—	9.7
GAAP Rent Per Square Foot	$37.92	$—	$—	$—	$—	$—	$37.92
Cash Rent Per Square Foot	$34.71	$—	$—	$—	$—	$—	$34.71

Other New Leases (1)
Leased Square Feet	26	69	21	20	15	7	158
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$54.24	$73.02	$45.77	$54.28	$46.04	$2.57	$58.20
Weighted Average Lease Term in Years	7.0	9.6	4.7	5.2	4.7	2.0	7.2
GAAP Rent Per Square Foot	$29.59	$27.28	$34.20	$22.74	$28.91	$26.90	$28.14
Cash Rent Per Square Foot	$28.38	$26.51	$34.80	$22.28	$29.37	$26.50	$27.65
Total Square Feet Leased	446	95	60	20	39	7	666
Average escalations per year	2.8%	2.6%	2.7%	2.8%	1.5%	3.0%	2.7%
(1)     Other New Leases includes acquired first generation space and vacated second generation space.
Notes: No expiration, renewal or retenanting activity transpired in our Lackland Air Force Base and Data Center Shells segments.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.

Corporate Office Properties Trust
Leasing - Total Office Portfolio
Year Ended December 31, 2015
(square feet in thousands)

	Ft Meade/BW Corridor	NoVA Defense/IT	Navy Support	Redstone Arsenal	Data Center Shells	Regional Office	Other	Total Office
Renewed Space
Leased Square Feet	627	84	267	—	—	246	34	1,258
Expiring Square Feet	813	126	454	11	—	321	56	1,781
Vacated Square Feet	186	41	188	11	—	75	22	523
Retention Rate (% based upon square feet)	77.1%	67.1%	58.7%	0.0%	—%	76.7%	60.7%	70.6%
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$13.22	$20.81	$9.05	$—	$—	$12.22	$10.76	$12.58
Weighted Average Lease Term in Years	4.5	5.6	3.3	—	—	4.6	3.1	4.3
GAAP Rent Per Square Foot
Renewal GAAP Rent	$27.72	$27.82	$25.09	$—	$—	$28.05	$21.43	$27.06
Expiring GAAP Rent	$24.73	$27.37	$26.03	$—	$—	$26.78	$18.59	$25.42
Change in GAAP Rent	12.1%	1.7%	(3.6)%	0.0%	—%	4.8%	15.3%	6.5%
Cash Rent Per Square Foot
Renewal Cash Rent	$27.10	$28.79	$25.42	$—	$—	$27.32	$20.43	$26.72
Expiring Cash Rent	$27.40	$31.01	$27.09	$—	$—	$27.78	$19.65	$27.44
Change in Cash Rent	(1.1)%	(7.2)%	(6.2)%	—%	—%	(1.7)%	3.9%	(2.6)%
Average escalations per year	2.8%	2.7%	2.8%	—%	—%	2.6%	3.2%	2.7%
New Leases
Development and Redevelopment Space
Leased Square Feet	104	28	—	—	597	4	2	735
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$63.25	$98.91	$—	$—	$1.34	$62.38	$60.92	$14.27
Weighted Average Lease Term in Years	9.0	11.8	—	—	10.0	6.7	5.3	9.9
GAAP Rent Per Square Foot	$36.46	$35.57	$—	$—	$16.53	$26.07	$27.18	$20.15
Cash Rent Per Square Foot	$33.59	$31.17	$—	$—	$15.11	$25.17	$27.00	$18.42
Other New Leases (1)
Leased Square Feet	231	83	63	40	—	91	7	515
Statistics for Completed Leasing:
Average Committed Cost per Square Foot	$39.58	$70.49	$35.41	$33.01	$—	$42.15	$2.57	$43.49
Weighted Average Lease Term in Years	6.0	8.9	5.3	4.7	—	6.4	2.0	6.3
GAAP Rent Per Square Foot	$25.05	$27.26	$29.43	$21.51	$—	$26.02	$26.90	$25.86
Cash Rent Per Square Foot	$24.53	$26.70	$29.78	$20.62	$—	$25.30	$26.50	$25.38
Total Square Feet Leased	962	195	329	40	597	341	43	2,508
Average escalations per year	2.7%	2.7%	2.8%	3.6%	2.3%	2.7%	3.1%	2.5%
(1)     Other New Leases includes acquired first generation space and vacated second generation space.
Activity is exclusive of owner occupied space and leases with less than a one-year term. Weighted average lease term was calculated assuming no exercise of any existing early termination rights. Committed costs for leasing are reported above in the period of lease execution. Actual capital expenditures for leasing are reported on page 10 in the period such costs are incurred.

Corporate Office Properties Trust
Lease Expiration Analysis as of 12/31/15 (1)
(dollars and square feet in thousands, except per square foot amounts)

Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Core Portfolio

Ft Meade/BW Corridor	47	873	28,890	6.1%	$33.1
NoVA Defense/IT	9	73	1,599	0.3%	21.79
Navy Support	20	208	4,820	1.0%	23.22
Regional Office	19	167	4,656	1.0%	27.94
2016	95	1,321	39,965	8.5%	30.27
Ft Meade/BW Corridor	46	1,346	42,346	9.0%	31.46
NoVA Defense/IT	4	226	7,443	1.6%	32.88
Navy Support	8	72	1,307	0.3%	18.17
Redstone Arsenal	1	2	34	—%	19.89
Regional Office	14	132	4,456	0.9%	33.74
2017	73	1,778	55,586	11.8%	31.26
Ft Meade/BW Corridor	51	1,017	33,906	7.2%	33.34
NoVA Defense/IT	10	357	10,622	2.3%	29.71
Navy Support	16	171	4,945	1.0%	28.89
Redstone Arsenal	3	251	6,362	1.3%	25.32
Data Center Shells	1	155	2,449	0.5%	15.80
Regional Office	13	370	14,087	3.0%	38.09
2018	94	2,321	72,371	15.3%	31.17
Ft Meade/BW Corridor	49	1,476	46,381	9.8%	31.42
NoVA Defense/IT	9	340	12,788	2.7%	37.57
Navy Support	8	42	1,151	0.2%	27.35
Redstone Arsenal	4	71	1,433	0.3%	20.17
Regional Office	16	189	5,017	1.1%	26.59
2019	86	2,118	66,770	14.2%	31.52

Year and Region of Lease (2)	Number of Leases Expiring	Square Footage of Leases Expiring	Annual Rental Revenue of Expiring Leases (3)	Percentage of Total Annualized Rental Revenue Expiring	Annual Rental Revenue of Expiring Leases per Occupied Square Foot
Ft Meade/BW Corridor	50	1,249	37,968	8.1%	30.40
NoVA Defense/IT	7	124	3,462	0.7%	27.83
Lackland Air Force Base	2	250	9,092	1.9%	36.32
Navy Support	15	170	6,758	1.4%	39.74
Redstone Arsenal	3	141	2,918	0.6%	20.76
Regional Office	14	261	6,838	1.5%	26.16
2020	91	2,195	67,036	14.2%	30.53
Thereafter	141	6,059	169,817	36.0%	28.03
Core Portfolio	580	15,792	471,545	100.0%	29.86

Office Properties Held for Sale and Other
Regional Office (Held for Sale)	44	469	10,426	60.9%	22.22
Other	16	274	6,691	39.1%	24.45
Office Properties Held for Sale and Other Total Average	60	743	17,117	100.0%	23.04
Total Portfolio	640	16,535	488,662		29.55

Note: As of December 31, 2015, the weighted average lease term is 4.9 years for the Core Portfolio and the Total Portfolio.

Wholesale Data Center Lease Expiration Analysis

Year of Lease Expiration	Number of Leases Expiring	Raised Floor Square Footage	Critical Load(MW)	Total Annual Rental Revenue of Expiring Leases (3)(000's)
2016	2	22	2.00	$4,320
2018	2	1	0.26	527
2019	1	6	1.00	2,228
2020	2	19	13.38	13,343
2022	1	6	1.00	1,521
			17.64	$21,939

(1)
This expiration analysis reflects occupied space and includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on square feet yet to commence as of December 31, 2015 of 209 for the portfolio, including 205 for the Core Portfolio.

(2)	A number of our leases are subject to certain early termination provisions. The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)	Total Annualized Rental Revenue is the monthly contractual base rent as of December 31, 2015 multiplied by 12 plus the estimated annualized expense reimbursements under existing leases.

Corporate Office Properties Trust
Top 20 Office Tenants as of 12/31/15
(Based on Annualized Rental Revenue of
office properties, dollars and square feet in thousands)

Tenant		Number of Leases	Total Occupied Square Feet	Percentage of Total Occupied Square Feet	Total Annualized Rental Revenue (1)	Percentage of Total Annualized Rental Revenue	Weighted Average Remaining Lease Term (2)
United States Government	(3)	63	3,800	23.0%	$141,497	29.0%	4.8
Northrop Grumman Corporation		9	764	4.6%	22,403	4.6%	4.4
The Boeing Company		12	739	4.5%	21,842	4.5%	3.3
General Dynamics Corporation		7	528	3.2%	19,163	3.9%	2.3
Computer Sciences Corporation		3	279	1.7%	10,632	2.2%	3.2
Vadata Inc.		6	964	5.8%	10,530	2.2%	8.9
CareFirst, Inc.		2	300	1.8%	10,401	2.1%	5.9
Booz Allen Hamilton, Inc.		6	280	1.7%	9,547	2.0%	5.2
Wells Fargo & Company		3	190	1.1%	8,144	1.7%	3.0
Harris Corporation		8	218	1.3%	6,441	1.3%	4.7
AT&T Corporation		3	308	1.9%	5,886	1.2%	3.3
KEYW Corporation		2	211	1.3%	5,803	1.2%	8.0
Raytheon Company		6	168	1.0%	5,781	1.2%	3.2
Science Applications International Corp.		5	151	0.9%	5,410	1.1%	4.8
L-3 Communications Holdings, Inc.		1	159	1.0%	5,390	1.1%	3.8
Miles & Stockbridge, PC		2	157	0.9%	4,916	1.0%	11.7
Transamerica Life Insurance Company		1	158	1.0%	4,591	0.9%	6.0
University of Maryland		3	172	1.0%	4,543	0.9%	5.6
Engility Holdings, Inc.		3	118	0.7%	4,458	0.9%	1.8
Kratos Defense and Security Solutions		1	131	0.8%	4,401	0.9%	4.3
Subtotal Top 20 Office Tenants		146	9,795	59.2%	311,779	63.8%	5.0
All remaining tenants		494	6,740	40.8%	176,883	36.2%	4.8
Total/Weighted Average		640	16,535	100.0%	$488,662	100.0%	4.9

(1)  Total Annualized Rental Revenue is the monthly contractual base rent as of 12/31/15, multiplied by 12, plus the estimated annualized expense reimbursements under existing leases.
(2)  A number of our leases are subject to certain early termination provisions.  The year of lease expiration was computed assuming no exercise of such early termination rights. The weighting of the lease term was computed using Total Rental Revenue.
(3)  Substantially all of our government leases are subject to early termination provisions which are customary in government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights. As of 12/31/15, $2.5 million in annualized rental revenue (or 1.8% of our annualized rental revenue from the United States Government) was through the General Services Administration (GSA).

Corporate Office Properties Trust
Investment Activity
(dollars and square feet in thousands)

Location	Property Segment	Business Park/Submarket	Number of Buildings	Square Feet		Transaction Date	Occupancy on Transaction Date	Transaction Price
Operating Property Acquisitions
Quarter Ended March 31,2015
250 West Pratt Street	Regional Office	Baltimore City	1	367		3/19/2015	96.2%	$61,802
Quarter Ended June 30, 2015
2600 Park Tower Drive	NoVA Defense/IT	Other Northern Virginia	1	237		4/15/2015	100.0%	80,504
Quarter Ended September 30, 2015
100 and 30 Light Street	Regional Office	Baltimore City	1	558	(1)	8/7/2015	93.5%	121,231
Total - Year Ended December 31, 2015			3	1,162				$263,537

Property Dispositions
Quarter Ended March 31,2015
White Marsh Land			N/A	N/A		Various		$17,900
Other Land			N/A	N/A		Various		175
Subtotal - Quarter Ended March 31, 2015								18,075

Quarter Ended September 30, 2015
1550 Westbranch Drive	Regional Office	Tysons Corner	1	160		7/27/2015	100.0%	27,800
15000 and 15010 Conference Center Drive (2)	NoVA Defense/IT	Westfields Corporate Center	2	665		8/28/2015	25.1%	167,335
Subtotal - Quarter Ended September 30, 2015			3	825				195,135

13200 Woodland Park Road	Regional Office	Herndon	1	397		10/27/2015	100.0%	84,000
9900, 9910 and 9920 Franklin Square Drive	Regional Office	White Marsh	3	135		11/9/2015	100.0%	24,150
9690 Deereco Road and 375 W. Padonia Road	Regional Office	Hunt Valley/RTE 83 Corridor	2	240		12/17/2015	100.0%	44,500
Subtotal - Quarter Ended December 31, 2015			6	772				152,650
Total - Year Ended December 31, 2015			9	1,597				$365,860

(1)	30 Light Street is a 560-space structured parking garage adjacent to 100 Light Street, including 10 square feet included above.

(2)
Ownership in these properties was transferred to the mortgage lender on a $150,000 nonrecourse mortgage loan that was secured by the properties. The debt obligation and accrued interest were removed from our balance sheet. The transaction price represents the amount of debt and accrued interest extinguished.

Corporate Office Properties Trust
Construction, Redevelopment and Land Owned/Controlled as of 12/31/15
(dollars and square feet in thousands)

	Construction Projects (1)	Redevelopment Projects (2)	Land Owned/Controlled (3)	Total
Segment	Rentable Square Feet
Defense/IT Locations:
Fort Meade/BW Corridor	456	156	4,175	4,787
NoVA Defense/IT	401	—	1,614	2,015
Lackland Air Force Base	—	—	1,033	1,033
Navy Support	—	—	109	109
Redstone Arsenal	19	—	4,084	4,103
Data Center Shells	447	—	—	447
Subtotal Defense/IT Locations	1,323	156	11,015	12,494
Regional Office	—	—	1,613	1,613
Other	—	—	3,278	3,278
Total	1,323	156	15,906	17,385
	Costs to date by region
Defense/IT Locations:
Fort Meade/BW Corridor	$80,830	$21,688	$124,538	$227,056
NoVA Defense/IT	38,809	—	83,890	122,699
Lackland Air Force Base	—	—	20,201	20,201
Navy Support	—	—	2,588	2,588
Redstone Arsenal	2,677	—	14,249	16,926
Data Center Shells	42,510	—	—	42,510
Subtotal Defense/IT Locations	164,826	21,688	245,466	431,980
Regional Office	—	—	45,200	45,200
Other	—	—	51,699	51,699
Total	$164,826	$21,688	$342,365	$528,879

Reconciliation to amounts included in projects in development or held for future development, including land costs, as reported on consolidated balance sheet
Operating properties	(37,372)	(8,540)	(32,289)	(78,201)
Assets held for sale	—	—	(17,900)	(17,900)
Deferred leasing costs and other assets	(3,407)	(152)	—	(3,559)
Projects in development or held for future development, including associated land costs (4)	$124,047	$12,996	$292,176	$429,219

(1)	Represents construction projects as listed on page 24.

(2)	Represents redevelopment projects as listed on page 25.

(3)	Represents our land owned/controlled as listed on page 27.

(4)	Represents total of costs included in lines on our consolidated balance sheet entitled “construction and redevelopment in progress, including land” and “land owned/controlled”.

Corporate Office Properties Trust
Summary of Construction Projects as of 12/31/15 (1)
(dollars and square feet in thousands)

	Property Segment	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of 1/8/16	as of 12/31/15 (2)			Actual or Anticipated Shell Completion Date	Anticipated Operational Date (3)
					Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
310 Sentinel Way Annapolis Junction, Maryland	Ft Meade/BW Corridor	National Bus. Park	191	0%	$54,352	$38,838	$9,191	1Q 15	1Q 16
Patriot Point - DC15 Ashburn, Virginia	Data Center Shells	Ashburn	149	100%	29,750	19,482	—	1Q 16	1Q 16
Patriot Point - DC16 Ashburn, Virginia	Data Center Shells	Ashburn	149	100%	29,840	16,478	—	2Q 16	2Q 16
NOVA Office B Northern Virginia	NoVA Defense/IT	Other	161	0%	41,500	30,336	3,320	2Q 15	2Q 16
7880 Milestone Parkway (4) Hanover, Maryland	Ft Meade/BW Corridor	Arundel Preserve	120	74%	31,535	29,356	24,861	3Q 15	3Q 16
Patriot Point - DC - 17 Ashburn, Virginia	Data Center Shells	Ashburn	149	100%	22,670	6,550	—	3Q 16	3Q 16
2100 Redstone Gateway Huntsville, Alabama	Redstone Arsenal	Redstone Gateway	19	58%	5,033	2,677	—	2Q 16	2Q 17
540 National Business Parkway Annapolis Junction, Maryland	Ft. Meade/BW Corridor	National Bus. Park	145	49%	43,712	12,636	—	4Q 16	4Q 17
NOVA Office D Northern Virginia	NoVA Defense/IT	Other	240	100%	46,525	8,473	—	1Q 18	1Q 18
Total Under Construction			1,323	65%	$304,917	$164,826	$37,372

(1)	Includes properties under active construction and properties that we were contractually committed to construct as of 12/31/15 and an additional property (DC-17) that became 100% leased on 1/8/16.

(2)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.

(4)	Although classified as under construction, 88 square feet were operational as of 12/31/15; NOI for this property was $573 and cash NOI was $91 for the three months ended 12/31/15.

Corporate Office Properties Trust
Summary of Redevelopment Projects as of 12/31/15
(dollars and square feet in thousands)

	Property Segment	Park/Submarket	Total Rentable Square Feet	Percentage Leased as of 12/31/15 (3)	as of 12/31/15 (1)					Actual or Anticipated Shell Completion Date	Anticipated Operational Date (2)
					Historical Basis, Net	Incremental Redevelopment Cost	Anticipated Total Cost	Cost to Date	Cost to Date Placed in Service

Property and Location
6708 Alexander Bell Drive Columbia, Maryland	Ft Meade/BW Corridor	Howard Co. Perimeter	52	0%	$2,662	$8,646	$11,308	$7,918	$2,662	1Q 15	1Q 16
7134 Columbia Gateway Drive Columbia, Maryland	Ft Meade/BW Corridor	Howard Co. Perimeter	22	0%	1,755	2,394	4,149	1,923	1,755	1Q 16	1Q 17
1201 Winterson Rd (AS 13) Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square	68	0%	3,079	12,772	15,851	10,100	3,079	1Q 16	1Q 17
Airport Landing (3) Linthicum, Maryland	Ft Meade/BW Corridor	Airport Square
Retail Buildings			14	56%	785	5,598	6,383	1,488	785	3Q 16	3Q 17
Pad Site			N/A	100%	259	405	664	259	259	4Q 16	4Q 16
Total Under Redevelopment			156	8%	$8,540	$29,815	$38,355	$21,688	$8,540

(1) Cost includes construction, leasing costs and allocated portion of shared infrastructure.
(2) Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(3) The redevelopment of Airport Landing involves the demolition of the existing office property to develop a retail center to serve the submarket. Upon completion, the project’s retail amenities will include: newly constructed retail property totaling 14 square feet; and a 1.2 acre retail pad site already under ground lease for 20 years to a national food service provider. The total percentage leased reported above for redevelopment projects was calculated by including the square footage of the building to be constructed on the pad site by the lessee.

Corporate Office Properties Trust
Office Property Construction and Redevelopment Place in Service as of 12/31/15
(square feet in thousands)

			Rentable Square Feet of Property						Space Placed in Service Percentage Leased as of 12/31/15
				Square Feet Placed in Service
	Property Segment			Year 2015
Property and Location		Park/Submarket		1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total
Ashburn Crossing - DC10 Ashburn, Virginia	Data Center Shells	Ashburn	121	121	—	—	—	121	100%
NOVA Office A Ashburn, Virginia	NoVA Defense/IT	Ashburn	159	159	—	—	—	159	100%
Sentry Gateway - Z San Antonio, Texas	Lackland Air Force Base	San Antonio	160	160	—	—	—	160	100%
731 Arbor Way (Hillcrest III) Blue Bell, Pennsylvania	Regional Office	Philadelphia	141	111	—	30	—	141	100%
7400 Redstone Huntsville, Alabama	Redstone Arsenal	Huntsville	69	—	69	—	—	69	100%
7880 Milestone Parkway Hanover, Maryland	Ft Meade/BW Corridor	Arundel Preserve	120	—	—	88	—	88	100%
Southpoint Manassas DC12 Manassas, Virginia	Data Center Shells	Other Northern Virginia	150	—	—	150	—	150	100%
Southpoint Manassas DC14 Manassas, Virginia	Data Center Shells	Other Northern Virginia	150	—	—	150	—	150	100%
44417 Pecan Court St. Mary’s County, Maryland	Navy Support	St. Mary’s County	29	—	—	29	—	29	0%
Total Construction/Redevelopment Placed Into Service				551	69	447	—	1,067	97%

Corporate Office Properties Trust
Summary of Land Owned/Controlled as of 12/31/15 (1)

Location	Acres	Estimated Developable Square Feet (in thousands)	Costs to Date (2)
Land Owned/Controlled for Future Development
Defense IT Locations:
Fort Meade/BW Corridor:
National Business Park	233	1,956
Howard County	27	590
Other	143	1,629
Total Fort Meade/BW Corridor	403	4,175
NoVA Defense/IT	64	1,614
Lackland AFB	68	1,033
Navy Support	44	109
Redstone Arsenal (3)	428	4,084
Total Defense/IT Locations	1,007	11,015
Regional Office	52	1,613
Total land owned/controlled for future development	1,059	12,628	$258,377

Other land owned/controlled	282	3,278	33,799
Land held for sale	98	1,675	17,900

Land owned/controlled	1,439	17,581	$310,076
Land held for sale	(98)	(1,675)	(17,900)
Land held, net	1,341	15,906	$292,176

(1)	This land inventory schedule excludes all properties listed as construction or redevelopment as detailed on pages 24 and 25, and includes properties under ground lease to us.

(2)	Represents total costs to date included in “projects in development or held for future development, including associated land costs,” as reported on page 23 (in thousands).

(3)
Includes land owned under a long-term master lease agreement to LW Redstone Company, a consolidated joint venture (see page 32). As this land is developed in the future, the joint venture will execute site-specific leases under the master lease agreement. Rental payments will commence under the site-specific leases as cash rents under tenant leases commence at the respective properties. The costs incurred on this land totaled $14,200 as of 12/31/15.

Corporate Office Properties Trust
Quarterly Equity Analysis
(dollars, shares and units in thousands, except per share amounts)

SHAREHOLDER CLASSIFICATION	Common Shares	Common Units	As if Converted Preferred Shares/Units	Total	Diluted Ownership % of Total
As of December 31, 2015:
Insiders	581	309	—	890	0.90%
Non-insiders	93,951	3,368	610	97,929	99.10%
Total	94,532	3,677	610	98,819	100.00%

COMMON EQUITY - End of Quarter	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Unrestricted Common Shares	94,154	94,145	94,133	94,097	92,865
Restricted Common Shares	378	389	397	439	390
Common Shares	94,532	94,534	94,530	94,536	93,255
Common Units	3,677	3,677	3,680	3,680	3,838
Total	98,209	98,211	98,210	98,216	97,093
End of Quarter Common Share Price	$21.83	$21.03	$23.54	$29.38	$28.37
Market Value of Common Shares/Units	$2,143,902	$2,065,377	$2,311,863	$2,885,586	$2,754,528
PREFERRED EQUITY - End of Quarter
Nonconvertible Preferred Equity - liquidation preference
Redeemable Series L Shares Outstanding - 7.375%	$172,500	$172,500	$172,500	$172,500	$172,500
Convertible Preferred Equity - liquidation preference
Convertible Series I Units - 7.5% (1)	8,800	8,800	8,800	8,800	8,800
Convertible Series K Shares - 5.6% (2)	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	35,383	35,383	35,383	35,383	35,383
Total Liquidation Preference of Preferred Equity	$207,883	$207,883	$207,883	$207,883	$207,883
CAPITALIZATION
Liquidation Preference of Preferred Shares/Units	$207,883	$207,883	$207,883	$207,883	$207,883
Market Value of Common Shares/Units	2,143,902	2,065,377	2,311,863	2,885,586	2,754,528
Total Equity Market Capitalization	$2,351,785	$2,273,260	$2,519,746	$3,093,469	$2,962,411
(1) 352 units outstanding with a liquidation preference of $25 per unit, and convertible into 176 common units.
(2) 532 shares outstanding with a liquidation preference of $50 per share, and convertible into 434 shares.

Corporate Office Properties Trust
Debt Analysis as of December 31, 2015
(dollars in thousands)

	Stated Rate	GAAP Effective Rate	Weighted Average Maturity (in Years)	Maximum Availability	Outstanding Balance	Carrying Value	Average Stated Interest Rates for Three Months Ended 12/31/15 (1)

Debt Outstanding
Fixed rate
Secured debt	6.08%	6.04%	3.5		$281,702	$281,208	6.1%
Senior Unsecured Notes	4.32%	4.47%	7.6		1,200,000	1,185,842	4.3%
Other Unsecured Debt	0.00%	6.50%	10.3		2,061	1,508	0.0%
Total fixed rate debt	4.65%	4.77%	6.8		$1,483,763	$1,468,558	4.7%
Variable rate
Secured debt	2.20%	2.20%	1.6		$49,967	$49,792	2.3%
Unsecured Revolving Credit Facility	1.59%	1.59%	3.3	$800,000	43,500	43,500	1.4%
Unsecured Term Loans	1.92%	1.92%	4.7		520,000	515,902	1.8%
Total variable rate debt	1.92%	1.92%	4.3		$613,467	$609,194	2.9%	(1)(2)
Total Consolidated Debt outstanding	3.85%	3.94%	6.1		$2,097,230	$2,077,752	4.1%	(1)(2)

Variable Rate Loans Subject to Interest Rate Swaps (1)					$413,941		1.0%

% of Fixed Rate Loans (1)					90.5%
% of Variable Rate Loans (1)					9.5%
					100.0%

Recourse debt					$1,859,129	$1,839,685
Nonrecourse debt					238,101	238,067
Total Consolidated Debt outstanding					$2,097,230	$2,077,752

(1)
Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.

(2) Includes facility commitment fees incurred for our Unsecured Revolving Credit Facility.

Corporate Office Properties Trust
Debt Analysis  (continued)
(dollars in thousands)

	December 31, 2015
Secured debt	$331,000
Unsecured debt	1,746,752
Numerator for debt to adjusted book ratio	$2,077,752
Less: Cash and cash equivalents	(60,310)
Numerator for adjusted debt to in-place adjusted EBITDA ratio	$2,017,442

Unencumbered adjusted book	$4,270,416
Encumbered adjusted book	570,538
Total adjusted book	$4,840,954

# of Operating Office Properties
Unencumbered	158
Encumbered	19
Total	177

Square Feet of Office Properties (in thousands)
Unencumbered	15,398
Encumbered	2,655
Total	18,053

	Three Months Ended 12/31/15
NOI from unencumbered real estate operations	$72,091
NOI from encumbered real estate operations	13,888
Total NOI from real estate operations	$85,979

Unencumbered adjusted EBITDA	$65,848
Encumbered adjusted EBITDA (1)	13,870
Total adjusted EBITDA (1)	$79,718

Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include discontinued operations	Three Months Ended 12/31/15
Adjusted EBITDA debt service coverage ratio	3.6x
Adjusted EBITDA fixed charge coverage ratio	2.9x
Adjusted debt to in-place adjusted EBITDA ratio	6.5x

	As of and for Three Months Ended 12/31/15
Unsecured Senior Notes Covenants	Actual	Required
Total Debt / Total Assets	44.3%	Less than 60%
Secured Debt / Total Assets	7.0%	Less than 40%
Debt Service Coverage	3.2x	Greater than 1.5x
Unencumbered Assets / Unsecured Debt	236.1%	Greater than 150%

(1)	Except for Unsecured Senior Notes Covenants, amounts exclude the effect of properties that served as collateral for debt in default that we extinguished via conveyance of such properties.

Corporate Office Properties Trust
Debt Maturity Schedule
(dollars in thousands)

		GAAP
	Stated	Effective
	Rate	Rate	2016	2017	2018	2019	2020	Thereafter	Total
Unsecured Debt
Unsecured Revolving Credit Facility (1)	LIBOR + 1.20%	1.59%	$—	$—	$—	$43,500	$—	$—	$43,500
Senior Unsecured Notes
Due 6/15/21	3.70%	3.85%	—	—	—	—	—	300,000	300,000
Due 5/15/23	3.60%	3.70%	—	—	—	—	—	350,000	350,000
Due 2/15/24	5.25%	5.49%	—	—	—	—	—	250,000	250,000
Due 7/1/25	5.00%	5.15%	—	—	—	—	—	300,000	300,000
Total Senior Unsecured Notes			—	—	—	—	—	1,200,000	1,200,000

Other Unsecured Debt
2019 maturities	LIBOR + 2.10%	2.34%	—	—	—	120,000	—	—	120,000
2020 maturities	LIBOR + 1.40%	1.65%	—	—	—	—	300,000	—	300,000
2022 maturities (2)	LIBOR + 1.80%	2.23%	—	—	—	—	—	100,000	100,000
2026 maturities	0.00%	6.50%	200	200	200	200	200	1,061	2,061
Total Other Unsecured Debt			200	200	200	120,200	300,200	101,061	522,061

Total Unsecured Debt			$200	$200	$200	$163,700	$300,200	$1,301,061	$1,765,561
Secured Debt
Fixed Rate Secured Debt
2016 maturities	7.22%	7.21%	$169,343	$—	$—	$—	—	$—	$169,343
2019 maturities	7.87%	6.76%	356	385	417	412	—	—	1,570
Thereafter	4.31%	4.24%	1,829	2,298	2,400	2,506	2,614	99,142	110,789
Total Fixed Rate Secured Debt			171,528	2,683	2,817	2,918	2,614	99,142	281,702

Variable Rate Secured Debt
2016 maturities	LIBOR + 2.0%	2.24%	36,026	—	—	—	—	—	36,026
2020 maturities	LIBOR + 1.85%	2.09%	355	369	383	396	12,438	—	13,941
Variable Rate Secured Debt			36,381	369	383	396	12,438	—	49,967

Total Secured Debt			$207,909	$3,052	$3,200	$3,314	$15,052	$99,142	$331,669

Total Debt			$208,109	$3,252	$3,400	$167,014	$315,252	$1,400,203	$2,097,230

Fixed Rate Debt	4.65%	4.77%	$171,728	$2,883	$3,017	$3,118	$2,814	$1,300,203	$1,483,763
Variable Rate Debt	1.92%	1.92%	36,381	369	383	163,896	312,438	100,000	613,467
Total Debt			$208,109	$3,252	$3,400	$167,014	$315,252	$1,400,203	$2,097,230

Balloon Payments			$201,713	$—	$—	$163,500	$312,132	$1,391,229	$2,068,574
Scheduled Principal Amortization			6,396	3,252	3,400	3,514	3,120	8,974	28,656
Total Debt			$208,109	$3,252	$3,400	$167,014	$315,252	$1,400,203	$2,097,230
					Net debt discounts and deferred financing costs				(19,478)
					Numerator for debt to adjusted book				$2,077,752

(1)	Matures in May 2019, and may be extended by two six-month periods at our option, subject to certain conditions.

(2)	An additional $150,000 in borrowings is available to be drawn under this loan through September 2016.

Corporate Office Properties Trust
Consolidated Joint Ventures as of 12/31/15
(dollars and square feet in thousands)

Operating Properties	Operational Square Feet	Occupancy %	Leased %	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Associates, LLC (2 properties)	242	100.0%	100.0%	$53,469	$36,026	50%
Huntsville, AL:
LW Redstone Company, LLC (5 properties)	495	100.0%	100.0%	85,757	50,742	85%
Total/Average	737	100.0%	100.0%	$139,226	$86,768
NOI of Operating Properties for the Three Months Ended 12/31/15 (2)	$3,271
NOI of Operating Properties for the Year Ended 12/31/15 (2)	$12,037

Non-operational Properties	Estimated Developable Square Feet	Total Assets (1)	Venture Level Debt	% COPT Owned
Suburban Maryland:
M Square Research Park	525	$2,986	$—	50%
Huntsville, Alabama:
Redstone Gateway (3)	4,084	61,855	—	85%
Washington, DC:
Stevens Place	185	5,284	—	95%
Total	4,794	$70,125	$—

(1)  Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint ventures.

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

(3)	Total assets include $44.9 million due from the City of Huntsville (including accrued interest) in connection with infrastructure costs funded by the joint venture.

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (dollars in thousands)

	Three Months Ended					Years Ended
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	12/31/15	12/31/14
GAAP revenues from real estate operations from continuing operations	$134,477	$133,686	$128,191	$122,710	$120,613	$519,064	$479,725
Revenues from discontinued operations	—	—	4	—	(2)	4	(14)
Real estate revenues	$134,477	$133,686	$128,195	$122,710	$120,611	$519,068	$479,711

GAAP property operating expenses from continuing operations	$48,498	$48,897	$46,418	$50,681	$43,334	$194,494	$179,934
Property operating expenses from discontinued operations	—	—	(11)	5	(24)	(6)	(135)
Real estate property operating expenses	$48,498	$48,897	$46,407	$50,686	$43,310	$194,488	$179,799

Discontinued Operations
Revenues from real estate operations	$—	$—	$4	$—	$(2)	$4	$(14)
Property operating expenses	—	—	11	(5)	24	6	135
Gain (loss) on early extinguishment of debt	—	—	380	—	—	380	(116)
Impairment (losses) recoveries	—	—	(1)	(233)	—	(234)	(3)
Gain on sales of depreciated real estate properties	—	—	—	—	—	—	24
Discontinued operations	$—	$—	$394	$(238)	$22	$156	$26

Gain on sales of real estate, net, per statements of operations	$64,047	$15	$(1)	$3,986	$41	$68,047	$10,671
Gain on sales of real estate from discontinued operations	—	—	—	—	—	—	24
Gain on sales of real estate from continuing and discont. operations	64,047	15	(1)	3,986	41	68,047	10,695
Gain on sales of non-operating properties	—	—	1	(3,986)	(43)	(3,985)	(5,578)
Gain on sales of operating properties	$64,047	$15	$—	$—	$(2)	$64,062	$5,117

Impairment losses, per statements of operations	$19,744	$2,307	$1,238	$—	$48	$23,289	$1,416
Impairment losses on discontinued operations	—	—	1	233	—	234	3
Total impairment losses	$19,744	$2,307	$1,239	$233	$48	$23,523	$1,419
Impairment losses on previously depreciated operating properties	(331)	(2,307)	(1,239)	(233)	(48)	(4,110)	(1,370)
Impairment losses on non-operating properties	$19,413	$—	$—	$—	$—	$19,413	$49

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended					Years Ended
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14	12/31/15	12/31/14
Total interest expense	$22,347	$24,121	$21,768	$20,838	$23,286	$89,074	$92,393
Less: Amortization of deferred financing costs	(1,127)	(1,203)	(1,146)	(990)	(1,020)	(4,466)	(4,666)
Less: Amortization of net debt discounts and prem., net of amounts capitalized	(317)	(321)	(264)	(264)	(261)	(1,166)	(920)
Less: Loss on interest rate derivatives	(386)	—	—	—	—	(386)	—
Less: Interest expense on debt in default extinguished via conveyance of properties	—	(2,781)	(4,261)	(4,182)	(4,320)	(11,224)	(12,684)
Denominator for interest coverage	20,517	19,816	16,097	15,402	17,685	71,832	74,123
Scheduled principal amortization	1,717	1,692	1,670	1,649	1,603	6,728	6,517
Denominator for debt service coverage	22,234	21,508	17,767	17,051	19,288	78,560	80,640
Capitalized interest	1,510	1,559	1,950	2,132	1,740	7,151	6,065
Preferred share dividends - redeemable non-convertible	3,553	3,552	3,553	3,552	3,552	14,210	15,939
Preferred unit distributions	165	165	165	165	165	660	660
Denominator for fixed charge coverage	$27,462	$26,784	$23,435	$22,900	$24,745	$100,581	$103,304

Preferred share dividends	$3,553	$3,552	$3,553	$3,552	$3,552	$14,210	$15,939
Preferred unit distributions	165	165	165	165	165	660	660
Common share dividends	25,998	26,000	26,002	25,998	25,638	103,998	97,944
Common unit distributions	1,011	1,011	1,012	1,012	1,055	4,046	4,270
Total dividends/distributions	$30,727	$30,728	$30,732	$30,727	$30,410	$122,914	$118,813

Common share dividends	$25,998	$26,000	$26,002	$25,998	$25,638	$103,998	$97,944
Common unit distributions	1,011	1,011	1,012	1,012	1,055	4,046	4,270
Dividends and distributions on dilutive preferred securities	—	537	—	—	—	—	—
Dividends and distributions for diluted FFO payout ratio	27,009	27,548	27,014	27,010	26,693	108,044	102,214
Dividends and distributions on antidilutive preferred securities	—	(537)	—	—	—	—	—
Dividends and distributions for other payout ratios	$27,009	$27,011	$27,014	$27,010	$26,693	$108,044	$102,214

Corporate Office Properties Trust Supplementary Reconciliations of Non-GAAP Measures (continued) (dollars in thousands)

	Three Months Ended
	12/31/15	9/30/15	6/30/15	3/31/15	12/31/14
Total Assets	$3,909,312	$3,912,092	$3,904,059	$3,771,651	$3,664,236
Accumulated depreciation	700,363	675,747	723,470	724,539	703,083
Accumulated depreciation included in assets held for sale	18,317	65,872	24,930	—	—
Accumulated amort. of real estate intangibles and deferred leasing costs	195,506	189,571	211,522	219,437	214,611
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	17,456	26,260	15,271	—	—
Less: Adj. book assoc. with properties conveyed to extinguish debt in default	—	—	(130,471)	(131,623)	(131,118)
Adjusted book	$4,840,954	$4,869,542	$4,748,781	$4,584,004	$4,450,812

Debt, net	$2,077,752	$2,114,859	$2,123,308	$1,994,118	$1,914,036
Less: Debt in default extinguished via conveyance of properties	—	—	(150,000)	(150,000)	(150,000)
Numerator for debt to adjusted book ratio	2,077,752	2,114,859	1,973,308	1,844,118	1,764,036
Less: Cash and cash equivalents	(60,310)	(3,840)	(37,074)	(4,429)	(6,077)
Adjusted debt	$2,017,442	$2,111,019	$1,936,234	$1,839,689	$1,757,959

Corporate Office Properties Trust
Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Adjusted book
Defined as total assets presented on our consolidated balance sheet excluding the effect of accumulated depreciation on real estate properties, accumulated amortization of intangible assets on real estate acquisitions and accumulated amortization of deferred leasing costs, and excluding the effect of properties that served as collateral for debt in default that we extinguished via conveyance of such properties.

Adjusted debt
Defined as the carrying value of our debt, as adjusted to subtract cash and cash equivalents as of the end of the period and debt in default that was extinguished via conveyance of properties.

Adjusted debt to in-place adjusted EBITDA ratio
Defined as adjusted debt (as defined above) divided by in-place adjusted EBITDA (defined below) for the three month period that is annualized by multiplying by four.

Adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Adjusted EBITDA is net income (loss) adjusted for the effects of interest expense, depreciation and amortization, impairment losses, gain on sales of properties, gain or loss on early extinguishment of debt, net gain on unconsolidated entities, operating property acquisition costs, loss on interest rate derivatives, income taxes, business development expenses, demolition costs on redevelopment properties and executive transition costs, and excluding the effect of properties that served as collateral for debt in default that we extinguished via conveyance of such properties.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net income is the most directly comparable GAAP measure to adjusted EBITDA.

Amortization of acquisition intangibles included in NOI
Represents the amortization of intangible asset and liability categories that is included in net operating income, including amortization of above- or below-market leases and above- or below-market cost arrangements.

Basic FFO available to common share and common unit holders (“Basic FFO”)
This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net income is the most directly comparable GAAP measure to Basic FFO.

Corporate Office Properties Trust
Definitions

Cash net operating income (“Cash NOI”)
Defined as NOI from real estate operations adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above- or below-market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to Cash NOI.

Debt to Adjusted book
Defined as debt, as adjusted to subtract debt in default that was extinguished via conveyance of properties, divided by Adjusted book (defined above).

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)
Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, building improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there); recurring capital expenditures excludes expenditures of operating properties included in disposition plans during the period that were already sold or are held for future disposition.  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)
Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”) and FFO, as adjusted for comparability
Defined as Diluted FFO or FFO adjusted to exclude: operating property acquisition costs: gains on sales of, and impairment losses on, properties other than previously depreciated operating properties, net of associated income tax; gain or loss on early extinguishment of debt; FFO associated with properties that secured non-recourse debt on which we defaulted and, subsequently, extinguished via conveyance of such properties (including property NOI, interest expense and gains on debt extinguishment); loss on interest rate derivatives; demolition costs on redevelopment properties; executive transition costs; and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure that excludes these items is a

Corporate Office Properties Trust
Definitions

useful supplemental measure in evaluating operating performance.  The adjustment for FFO associated with properties securing non-recourse debt on which we defaulted pertains to the periods subsequent to our default on the loan’s payment terms, which was the result of our decision to not support payments on the loan since the estimated fair value of the properties was less than the loan balance. While we continued as the legal owner of the properties during this period, all cash flows produced by them went directly to the lender and we did not fund any debt service shortfalls, which included incremental additional interest under the default rate. We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share
Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO per share, as adjusted for comparability
Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Dividend coverage-Diluted FFO, Diluted FFO, as adjusted for comparability, and Dividend coverage-Diluted AFFO
These measures divide either Diluted FFO, Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Funds from operations (“FFO” or “FFO per NAREIT”)
Defined as net income computed using GAAP, excluding gains on sales of, and impairment losses on, previously depreciated operating properties and real estate-related depreciation and amortization.  When multiple properties consisting of both operating and non-operating properties exist on a single tax parcel, we classify all of the gains on sales of, and impairment losses on, the tax parcel as all being for previously depreciated operating properties when most of the value of the parcel is associated with operating properties on the parcel. We believe that we use the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of, and impairment losses on, previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net income is the most directly comparable GAAP measure to FFO.

In-place adjusted EBITDA
Defined as Adjusted EBITDA, as further adjusted for: (1) the removal of NOI pertaining to properties in the quarterly periods in which such properties were sold; and (2) the addition of pro forma adjustments to NOI for properties acquired or placed into service subsequent to the commencement of a quarter made in order to reflect a full quarter

Corporate Office Properties Trust
Definitions

of ownership/operations. We believe that in-place adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance, as further adjusted for changes in operating properties subsequent to the commencement of a quarter.  We believe that net income is the most directly comparable GAAP measure to in-place adjusted EBITDA.

Net operating income (“NOI”) from real estate operations
NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general, administrative and leasing expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net income is the most directly comparable GAAP measure to NOI.

NOI debt service coverage ratio and Adjusted EBITDA debt service coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI fixed charge coverage ratio and Adjusted EBITDA fixed charge coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains or losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties), (2) scheduled principal amortization on mortgage loans for continuing and discontinued operations, (3) capitalized interest, (4) dividends on preferred shares and (5) distributions on preferred units in the Operating Partnership not owned by us.

NOI interest coverage ratio and Adjusted EBITDA interest coverage ratio
These measures divide either NOI from real estate operations or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized, gains on losses on interest rate derivatives and interest expense on debt in default to be extinguished via conveyance of properties).

Payout ratios based on: Diluted FFO; Diluted FFO, as adjusted for comparability; and Diluted AFFO
These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Real estate revenue operating margin
Defined as NOI from real estate operations divided by real estate revenue, including continuing and discontinued operations.

Recurring capital expenditures
Definition is included above in the definition for Diluted AFFO.

Rental revenue operating margin
Defined as NOI from real estate operations divided by real estate rental revenue, including continuing and discontinued operations.

Corporate Office Properties Trust
Definitions

Same office property NOI
Defined as NOI from real estate operations of Same Office Properties.  We believe that Same Office Property NOI is an important supplemental measure of operating performance of Same Office Properties for the same reasons discussed above for NOI from real estate operations.

Same office property cash NOI
Defined as cash NOI attributable to same office properties with additional adjustments to eliminate the effects of: (1) lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed upon lease terms; and (2) rental revenue recognized under GAAP resulting from landlord assets funded by tenants.  Lease termination fees and tenant-funded landlord improvements are often recognized as revenue in large one-time lump sum amounts.  We believe that cash NOI attributable to same office properties with additional adjustments to eliminate the effects of these amounts is a useful supplemental measure of operating performance in evaluating same-office property groupings.  We believe that net income is the most directly comparable GAAP measure to Same office property cash NOI.

Corporate Office Properties Trust
Definitions

Other Definitions

Acquisition Costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of the reporting date multiplied by 12, plus the estimated annualized expense reimbursements under existing leases for occupied space.

Construction Properties — Properties under active construction and properties that we were contractually committed to construct.

Core Portfolio — Represents Defense/IT Locations and Regional Office properties excluding properties held for sale.

Defense/IT Locations — Represents properties in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and IT related activities servicing what we believe are growing, durable priority missions.

First Generation Space — Newly constructed or redeveloped space that has never been occupied.

Operational Space — The portion of a property in operations (excludes portion under construction or redevelopment).

Pre-Construction Properties — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Redevelopment Properties — Properties previously in operations on which activities to substantially renovate such properties were underway or approved.

Regional Office Properties — Includes traditional office properties located in select urban/urban-like submarkets within our regional footprint with durable Class-A office fundamentals and characteristics, as well as other properties supporting general commercial office tenants.

Same Office Properties — Operating office properties owned and 100% operational since at least January 1, 2014, excluding properties held for future disposition and properties under redevelopment.

Second Generation Space — Space leased that has been previously occupied.

Total Portfolio — Operating properties, excluding the effect of properties serving as collateral for debt which is in default that we expect to extinguish via property conveyance.

6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT REPORTS 2015 RESULTS

COLUMBIA, MD February 12, 2016 - Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced financial and operating results for the fourth quarter and full year ended December 31, 2015.

Management Comments

“Fourth quarter and full year results topped off a year of significant achievement for the Company,” stated Roger A. Waesche, Jr., COPT’s President & Chief Executive Officer. “During the year, we further honed our portfolio by investing in development projects at multiple strategic locations and upgraded our portfolio by recycling suburban office assets into urban locations. As a result of these tactics, we now derive 84% of our core portfolio’s annualized revenue from locations that are tied to national defense. We are off to a strong start in 2016, and will continue recycling capital from suburban assets in order to grow our Defense IT locations and to further strengthen our balance sheet.”

Financial Highlights

4th Quarter Financial Results:

•	Diluted earnings per share (“EPS”) was $0.59 for the quarter ended December 31, 2015 as compared to $0.01 for the fourth quarter of 2014.

•	Diluted funds from operations per share (“FFOPS”), as calculated in accordance with NAREIT’s definition, was $0.31 for the fourth quarter of 2015 as compared to $0.34 for the fourth quarter of 2014.

•	FFOPS, as adjusted for comparability, was $0.52 for the quarter ended December 31, 2015 as compared to $0.49 for the fourth quarter of 2014, a 6.1% increase.

Full Year 2015 Financial Results:

•	EPS was $1.74 for the year ended December 31, 2015 as compared to $0.25 for 2014.

•	Per NAREIT’s definition, FFOPS for 2015 was $2.55 as compared to $1.69 for 2014.

•	FFOPS for the full year 2015, as adjusted for comparability, was $2.01 as compared to $1.88 reported for 2014, a 6.9% increase.

Adjustments for comparability encompass items such as acquisition costs, impairment losses and gains on non-operating properties (net of related tax adjustments), gains (losses) on early extinguishment of debt, derivative losses, executive transition costs and write-offs of original issuance costs for redeemed preferred shares.

i

Operating Performance Highlights

Portfolio Summary:

•	At December 31, 2015, the Company’s core portfolio of 157 operating office properties totaled 17.0 million square feet that were 92.7% occupied and 93.9% leased.

•	At year end, the Company had 15 operating properties and 98 acres of land held for sale. The held for sale properties total 658,000 square feet and, at December 31, 2015, were 84.7% occupied.

Same Office Performance:

•	At December 31, 2015, COPT’s same office portfolio represented 85% of the core portfolio’s rentable square feet, consisted of 145 properties that were 90.9% occupied and 92.3% leased.

•	For the quarter ended December 31, 2015, the Company’s same office property cash NOI increased 2.5% as compared to the quarter ended December 31, 2014.

•	For the full year, same office property cash NOI increased 0.7% as compared to 2014.

Leasing:

•
Square Feet Leased - For the year and quarter ended December 31, 2015, the Company completed 2.5 million and 666,000 square feet of leasing, respectively. For the year, the Company completed 735,000 square feet of development leasing, modestly exceeding expectations.

On January 8, 2016, the Company executed a 149,000 square foot build-to-suit in Northern Virginia with a Defense /IT customer. Including this 100% pre-leased project, which was out for signature at the end of 4Q15, the Company completed 884,000 square feet of development leasing in 2015.

•	Strong Renewal Rates - During the year and fourth quarter, the Company renewed 71% and 90% of expiring leases, respectively, which exceeded expectations.

•
Rent Spreads Met Expectations - For the year and the quarter ended December 31, 2015, GAAP rent on renewed space increased 6.5% and 13.8%, respectively; on a cash basis, renewal rates declined by 2.6% for the year and by only 0.9% in the fourth quarter, as compared to the expiring rents.

•
Lease Term Lengthening - For the full year, lease terms averaged 4.3 years on renewals and 8.4 years on development and other new leases, for an average term of 6.3 years on all leasing completed during the year. In the fourth quarter, lease terms on 419,000 square feet of renewals averaged 4.7 years and 8.1 years on 247,000 square feet of development and other new leasing, for an average lease term of 6.0 years in the quarter.

Investment Activity Highlights

Development & Redevelopment Projects:

•
The Company has nine properties totaling 1.3 million square feet under construction that, at December 31, 2015, were 65% pre-leased. The nine projects have a total estimated cost of $304.9 million, of which $164.8 million has been incurred.

•
COPT has 156,000 square feet in four properties under redevelopment, representing a total expected cost of $38.4 million, of which $21.7 million has been invested. The four projects were 8% leased at year end 2015.

Acquisitions:

•	During 2015, the Company acquired three buildings, including an associated free-standing structured parking garage, totaling 1.2 million square feet for $263.5 million.

Dispositions:

•
During 2015, the Company disposed of nine buildings aggregating 1.6 million square feet and non-strategic land for $365.9 million. This total included the disposition of two properties in Northern Virginia that collateralized a $150 million loan that was extinguished in exchange for title to the properties.

•	During the fourth quarter, the Company completed the following $153 million of asset sales:

◦
The disposition of 13200 Woodland Park Road in Herndon, Virginia, for $84.0 million. The building contains approximately 397,000 rentable square feet and was 100% leased to Booz Allen Hamilton Inc. until December 31, 2015.

◦
The disposition of 9900, 9910 and 9920 Franklin Square Drive in the White Marsh submarket of Greater Baltimore, Maryland, for $24 million. The three properties contained roughly 135,000 rentable square feet that were 100% occupied.

◦
The disposition of 9690 Deereco Road and 375 W. Padonia Road in Timonium, a suburban submarket of Greater Baltimore, Maryland, for $44.5 million. The properties contained 240,000 rentable square feet that were 100% occupied at the time of sale.

Balance Sheet and Capital Transaction Highlights

•
As of December 31, 2015, the Company’s debt to adjusted book ratio was 42.9%, adjusted debt to in-place adjusted EBITDA ratio was 6.5x, and, for the quarter ended December 31, 2015, its adjusted EBITDA fixed charge coverage ratio was 2.9x.

•
The Company’s weighted average interest rate was 4.1% for the quarter ended December 31, 2015 and, including the effect of interest rate swaps, 90% of the Company’s debt was subject to fixed interest rates and the debt portfolio has a weighted average maturity of 6.1 years.

•	During the year ended December 31, 2015:

◦	The Company issued $26.6 million of common equity from its ATM facility at an average gross price of $30.29.

◦
In May, the Company amended the terms of its $800 million line of credit to: (1) extend the maturity date from July 2017, to May 2019 plus two six-month extension options; and (2) lower the interest rate spread and the facility fee to current market.

◦
Also in May, the Company amended the terms of its $250 million Term Loan that was previously scheduled to mature on February 2017. The Company increased the Term Loan balance by $50 million, to $300 million, extended the maturity date to May 2020 and lowered the interest rate.

◦	In late June, the Company issued $300 million of 5.00% senior unsecured notes due July 2025.

◦
In December, the Company entered into a new 7-year $250 million Term Loan and used $100 million of proceeds to retire the $100 million Term Loan that was scheduled to mature in 2016. Through the new Term Loan’s delayed draw feature, the Company will use the remaining $150 million to retire a $162.5 million secured loan that is prepayable at par in July 2016.

2016 FFO Guidance:
Management is maintaining its previously issued guidance ranges for full year FFOPS, as adjusted for comparability, of $1.95-$2.05, and establishing guidance for the first quarter ending March 31, 2016 at a range of $0.46-$0.48. Reconciliations of projected diluted EPS to projected FFOPS are provided as follows:

	Three Months Ending		Year Ending
	March 31, 2016		December 31, 2016
	Low	High	Low	High
EPS	$0.03	$0.05	$0.42	$0.52
Real estate depreciation and amortization	0.40	0.40	1.60	1.60
Gains on sales of operating properties	—	—	(0.10)	(0.10)
FFOPS, NAREIT definition	0.43	0.45	1.92	2.02
Executive transition costs	0.03	0.03	0.03	0.03
FFOPS, as adjusted for comparability	$0.46	$0.48	$1.95	$2.05

Associated Supplemental Presentation

The Company has posted a slide presentation to accompany management’s prepared remarks for its fourth quarter and full year 2015 conference call, the details of which are provided below. You may access the slide presentation on the ‘Investors’ section of the website (www.copt.com). Please have the slides available to review during management’s comments.

Conference Call Information

Management will discuss fourth quarter and full year 2015 earnings results on its conference call today at 12:00 p.m. Eastern Time, details of which are listed below:

Earnings Release Date:    Friday, February 12, 2016 at 6:00 a.m. Eastern Time

Conference Call Date:    Friday, February 12, 2016

Time:     12:00 p.m. Eastern Time

Telephone Number: (within the U.S.)     888-713-4205

Telephone Number: (outside the U.S.)    617-213-4862

Passcode:    47665945#

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. To pre-register, please click on the below link:
https://www.theconferencingservice.com/prereg/key.process?key=PX64ACELX

You may also pre-register in the Investors section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call.

A replay of this call will be available beginning Friday, February 12, at 4:00 p.m. Eastern Time through Friday, February 26, at midnight Eastern Time. To access the replay within the United States, please call 888-286-8010 and use passcode 93348081. To access the replay outside the United States, please call 617-801-6888 and use passcode 93348081.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference calls will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions

For definitions of certain terms used in this press release, please refer to the information furnished in our Supplemental Information Package filed as a Form 8-K which can be found on our website (www.copt.com). Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information

COPT is an office REIT that owns, manages, develops and selectively acquires office and data center properties in locations that support United States Government agencies and their contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing priority missions (“Defense/IT Locations”). We also own a complementary portfolio of traditional Class-A office properties located in select urban/urban-like submarkets within our regional footprint (“Regional Office Properties”). As of December 31, 2015, we derived 84% of core portfolio annualized revenue from Defense/IT Locations and 16% from our Regional Office Properties. As of December 31, 2015, our core portfolio of 157 office properties encompassed 17.0 million square feet and was 93.9% leased.

Forward-Looking Information

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

*
general economic and business conditions, which will, among other things, affect office property and data center demand and rents, tenant creditworthiness, interest rates, financing availability and property values;

*	adverse changes in the real estate markets including, among other things, increased competition with other companies;

*
governmental actions and initiatives, including risks associated with the impact of a prolonged government shutdown or budgetary reductions or impasses, such as a reduction in rental revenues, non-renewal of leases, and/or a curtailment of demand for additional space by the Company's strategic customers;

*	the Company’s ability to borrow on favorable terms;

*
risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

*
risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

*
changes in the Company’s plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of significant impairment losses;

*	the Company’s ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

*	the Company's ability to achieve projected results;

*	the dilutive effects of issuing additional common shares; and

*	environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

v

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31, 2015		For the Year Ended December 31,
	2015	2014	2015	2014
Revenues
Real estate revenues	$134,477	$120,613	$519,064	$479,725
Construction contract and other service revenues	8,848	26,358	106,402	106,748
Total revenues	143,325	146,971	625,466	586,473
Expenses
Property operating expenses	48,498	43,334	194,494	179,934
Depreciation and amortization associated with real estate operations	36,237	31,358	140,025	136,086
Construction contract and other service expenses	7,773	24,705	102,696	100,058
Impairment losses	19,744	48	23,289	1,416
General and administrative expenses	6,609	7,206	24,526	24,841
Leasing expenses	1,888	1,706	6,835	6,953
Business development expenses and land carry costs	2,521	1,466	13,507	5,573
Total operating expenses	123,270	109,823	505,372	454,861
Operating income	20,055	37,148	120,094	131,612
Interest expense	(22,347)	(23,286)	(89,074)	(92,393)
Interest and other income	1,300	1,148	4,517	4,923
(Loss) gain on early extinguishment of debt	(402)	(9,106)	85,275	(9,552)
(Loss) income from continuing operations before equity in income of unconsolidated entities and income taxes	(1,394)	5,904	120,812	34,590
Equity in income of unconsolidated entities	10	23	62	229
Income tax expense	(46)	(53)	(199)	(310)
(Loss) income from continuing operations	(1,430)	5,874	120,675	34,509
Discontinued operations	—	22	156	26
(Loss) income before gain on sales of real estate	(1,430)	5,896	120,831	34,535
Gain on sales of real estate, net of income taxes	64,047	41	68,047	10,671
Net income	62,617	5,937	188,878	45,206
Net income attributable to noncontrolling interests
Common units in the Operating Partnership (“OP”)	(2,172)	(64)	(6,403)	(1,006)
Preferred units in the OP	(165)	(165)	(660)	(660)
Other consolidated entities	(916)	(804)	(3,515)	(3,285)
Net income attributable to COPT	59,364	4,904	178,300	40,255
Preferred share dividends	(3,553)	(3,552)	(14,210)	(15,939)
Issuance costs associated with redeemed preferred shares	—	—	—	(1,769)
Net income attributable to COPT common shareholders	$55,811	$1,352	$164,090	$22,547
Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income attributable to common shareholders	$55,811	$1,352	$164,090	$22,547
Common units in the OP	—	—	6,403	—
Amount allocable to share-based compensation awards	(230)	(100)	(706)	(432)
Numerator for diluted EPS	$55,581	$1,252	$169,787	$22,115
Denominator:
Weighted average common shares - basic	94,164	90,752	93,914	88,092
Common units in the OP	—	—	3,692	—
Dilutive effect of share-based compensation awards	—	196	61	171
Weighted average common shares - diluted	94,164	90,948	97,667	88,263
Diluted EPS	$0.59	$0.01	$1.74	$0.25

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(in thousands, except per share data)

	For the Three Months Ended December 31, 2015		For the Year Ended December 31,
	2015	2014	2015	2014
Net income	$62,617	$5,937	$188,878	$45,206
Real estate-related depreciation and amortization	36,237	31,358	140,025	136,086
Impairment losses on previously depreciated operating properties	331	48	4,110	1,370
Gain on sales of previously depreciated operating properties	(64,047)	2	(64,062)	(5,117)
Funds from operations (“FFO”)	35,138	37,345	268,951	177,545
Noncontrolling interests - preferred units in the OP	(165)	(165)	(660)	(660)
FFO allocable to other noncontrolling interests	(817)	(867)	(3,586)	(3,216)
Preferred share dividends	(3,553)	(3,552)	(14,210)	(15,939)
Issuance costs associated with redeemed preferred shares	—	—	—	(1,769)
Basic and diluted FFO allocable to share-based compensation awards	(115)	(123)	(1,041)	(665)
Basic and diluted FFO available to common share and common unit holders (“Diluted FFO”)	30,488	32,638	249,454	155,296
Operating property acquisition costs	32	—	4,134	—
Gain on sales of non-operating properties	—	(43)	(3,985)	(5,578)
Impairment losses on other properties	19,413	—	19,413	49
Loss on interest rate derivatives	386	—	386	—
Loss (gain) on early extinguishment of debt	402	9,106	(85,655)	9,668
Issuance costs associated with redeemed preferred shares	—	—	—	1,769
Add: Negative FFO of properties conveyed to extinguish debt in default (1)	—	3,493	10,456	10,928
Demolition costs on redevelopment properties	225	—	1,396	—
Executive transition costs	—	1,056	—	1,056
Diluted FFO comparability adjustments allocable to share-based compensation awards	(88)	(59)	225	(78)
Diluted FFO available to common share and common unit holders, as adjusted for comparability	50,858	46,191	195,824	173,110
Straight line rent adjustments	(2,614)	(379)	(13,379)	(1,820)
Straight line rent adjustments - properties in default conveyed	—	(47)	(115)	(142)
Amortization of intangibles included in net operating income	365	208	1,428	855
Share-based compensation, net of amounts capitalized	1,625	1,504	6,574	6,067
Amortization of deferred financing costs	1,127	1,020	4,466	4,666
Amortization of deferred financing costs - properties in default conveyed	—	—	—	(333)
Amortization of net debt discounts, net of amounts capitalized	317	261	1,166	920
Amortization of settled debt hedges	—	11	—	57
Recurring capital expenditures	(20,086)	(8,633)	(49,266)	(50,199)
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$31,592	$40,136	$146,698	$133,181
Diluted FFO per share	$0.31	$0.34	$2.55	$1.69
Diluted FFO per share, as adjusted for comparability	$0.52	$0.49	$2.01	$1.88
Dividends/distributions per common share/unit	$0.275	$0.275	$1.100	$1.100

(1) Interest expense exceeded net operating income from these properties by the amounts in the statement.

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars and shares in thousands, except per share data)

	December 31, 2015	December 31, 2014
Balance Sheet Data
Properties, net of accumulated depreciation	$3,349,748	$3,296,914
Total assets	3,909,312	3,664,236
Debt, net	2,077,752	1,914,036
Total liabilities	2,273,530	2,124,935
Redeemable noncontrolling interest	19,218	18,417
Equity	1,616,564	1,520,884
Debt to adjusted book	42.9%	39.6%

Core Portfolio Data (as of period end) (1)
Number of operating properties	157	173
Total net rentable square feet owned (in thousands)	17,038	16,790
Occupancy %	92.7%	90.9%
Leased %	93.9%	92.4%

	For the Three Months Ended December 31, 2015				For the Year Ended December 31,
	2015		2014		2015		2014
Payout ratios
Diluted FFO	88.6%		81.8%		43.3%		65.8%
Diluted FFO, as adjusted for comparability	53.1%		57.8%		55.2%		59.0%
Diluted AFFO	85.5%		66.5%		73.7%		76.7%
Adjusted EBITDA interest coverage ratio	3.9	x	4.0	x	4.2	x	3.8	x
Adjusted EBITDA fixed charge coverage ratio	2.9	x	2.9	x	3.0	x	2.7	x
Adjusted debt to in-place adjusted EBITDA ratio (2)	6.5	x	6.2	x	N/A		N/A

Reconciliation of denominators for per share measures
Denominator for diluted EPS	94,164		90,948		97,667		88,263
Weighted average common units	3,677		3,846		—		3,897
Denominator for diluted FFO per share	97,841		94,794		97,667		92,160

Reconciliation of FFO to FFO, as adjusted for comparability
FFO, per NAREIT	$35,138		$37,345		$268,951		$177,545
Gain on sales of non-operating properties	—		(43)		(3,985)		(5,578)
Impairment losses on non-operating properties, net of associated tax	19,413		—		19,413		49
Operating property acquisition costs	32		—		4,134		—
Loss on interest rate derivatives	386		—		386		—
Loss (gain) on early extinguishment of debt, continuing and discontinued operations	402		9,106		(85,655)		9,668
Issuance costs associated with redeemed preferred shares	—		—		—		1,769
Add: Negative FFO of properties conveyed to extinguish debt in default	—		3,493		10,456		10,928
Demolition costs on redevelopment properties	225		—		1,396		—
Executive transition costs	—		1,056		—		1,056
FFO, as adjusted for comparability	$55,596		$50,957		$215,096		$195,437

(1)	Represents operating properties held for long-term investment.

(2)	Represents debt as of period end divided by in-place adjusted EBITDA for the period, as annualized (i.e. three month periods are multiplied by four).

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended December 31, 2015		For the Year Ended December 31,
	2015	2014	2015	2014
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$25,998	$25,638	$103,998	$97,944
Common unit distributions	1,011	1,055	4,046	4,270
Dividends and distributions for payout ratios	$27,009	$26,693	$108,044	$102,214

Reconciliation of GAAP net income to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”) and in-place adjusted EBITDA
Net income	$62,617	$5,937	$188,878	$45,206
Interest expense on continuing operations	22,347	23,286	89,074	92,393
Income tax expense	46	53	199	310
Real estate-related depreciation and amortization	36,237	31,358	140,025	136,086
Depreciation of furniture, fixtures and equipment	597	513	2,206	2,404
Impairment losses	19,744	48	23,523	1,419
Loss (gain) on early extinguishment of debt on continuing and discontinued operations	402	9,106	(85,655)	9,668
Gain on sales of operating properties	(64,047)	2	(64,062)	(5,117)
Gain on sales of non-operational properties	—	(43)	(3,985)	(5,578)
Net loss on investments in unconsolidated entities included in interest and other income	6	(74)	127	291
Business development expenses	1,512	669	4,775	2,680
Operating property acquisition costs	32	—	4,134	—
EBITDA of properties conveyed to extinguish debt in default	—	(828)	(768)	(2,091)
Demolition costs on redevelopment properties	225	—	1,396	—
Executive transition costs	—	1,056	—	1,056
Adjusted EBITDA	$79,718	$71,083	$299,867	$278,727
Proforma net operating income adjustment for mid-period property changes	(1,738)	—
In-place adjusted EBITDA	$77,980	$71,083

Reconciliation of interest expense to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense	$22,347	$23,286	$89,074	$92,393
Less: Amortization of deferred financing costs	(1,127)	(1,020)	(4,466)	(4,666)
Less: Amortization of net debt discount, net of amounts capitalized	(317)	(261)	(1,166)	(920)
Less: Loss on interest rate derivatives	(386)	—	(386)	—
Less: Interest expense on debt in default extinguished via conveyance of properties	—	(4,320)	(11,224)	(12,684)
Denominator for interest coverage-Adjusted EBITDA	20,517	17,685	71,832	74,123
Scheduled principal amortization	1,717	1,603	6,728	6,517
Capitalized interest	1,510	1,740	7,151	6,065
Preferred share dividends	3,553	3,552	14,210	15,939
Preferred unit distributions	165	165	660	660
Denominator for fixed charge coverage-Adjusted EBITDA	$27,462	$24,745	$100,581	$103,304

Corporate Office Properties Trust
Summary Financial Data
(unaudited)
(Dollars in thousands)

	For the Three Months Ended December 31, 2015		For the Year Ended December 31,
	2015	2014	2015	2014
Reconciliations of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Tenant improvements and incentives on operating properties	$6,836	$7,239	$24,244	$29,651
Building improvements on operating properties	16,674	4,974	28,643	23,432
Leasing costs for operating properties	3,518	1,341	8,504	8,536
Less: Nonrecurring tenant improvements and incentives on operating properties	(393)	(1,747)	(1,438)	(2,734)
Less: Nonrecurring building improvements on operating properties	(6,551)	(3,012)	(9,879)	(8,281)
Less: Nonrecurring leasing costs for operating properties	2	(162)	(808)	(405)
Recurring capital expenditures	$20,086	$8,633	$49,266	$50,199

Same office property cash NOI	$64,651	$63,089	$251,262	$249,405
Straight line rent adjustments	(339)	2,293	2,940	3,725
Add: Amortization of deferred market rental revenue	28	(16)	98	(89)
Less: Amortization of below-market cost arrangements	(251)	(288)	(1,002)	(1,154)
Add: Lease termination fee, gross	416	741	2,366	1,618
Add: Cash NOI on tenant-funded landlord assets	547	84	937	4,238
Same office property NOI	$65,052	$65,903	$256,601	$257,743

	December 31, 2015	December 31, 2014
Reconciliation of total assets to adjusted book
Total assets	$3,909,312	$3,664,236
Accumulated depreciation	700,363	703,083
Accumulated depreciation included in assets held for sale	18,317	—
Accumulated amortization of real estate intangibles and deferred leasing costs	195,506	214,611
Accumulated amortization of real estate intangibles and deferred leasing costs included in assets held for sale	17,456	—
Less: Adjusted book associated with properties conveyed to extinguish debt in default	—	(131,118)
Adjusted book	$4,840,954	$4,450,812

Reconciliation of debt to adjusted debt
Debt, net	$2,077,752	$1,914,036
Less: Debt in default extinguished via conveyance of properties	—	(150,000)
Numerator for debt to adjusted book ratio	2,077,752	1,764,036
Less: Cash and cash equivalents	(60,310)	(6,077)
Adjusted debt	$2,017,442	$1,757,959

x